                                                                     EXHIBIT 4.1









                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          MARRIOTT HOTEL PROPERTIES II
                              LIMITED PARTNERSHIP
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                               TABLE OF CONTENTS
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ARTICLE ONE--DEFINED TERMS...................................................................................................     1
ARTICLE TWO--FORMATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM............................................................     9
Section 2.01 Formation.......................................................................................................     9
Section 2.02 Name and Offices................................................................................................     9
Section 2.03 Purposes........................................................................................................     9
Section 2.04 Term............................................................................................................     9
Section 2.05 Registered Agent for Service of Process.........................................................................     9
Section 2.06 Certificate of Limited Partnership..............................................................................    10
ARTICLE THREE--PARTNERS AND CAPITAL..........................................................................................    10
Section 3.01 General Partner.................................................................................................    10
Section 3.03 Limited Partners................................................................................................    10
Section 3.04 Capital Contributions by General Partner........................................................................    10
Section 3.05 Capital Contributions by Limited Partners.......................................................................    10
Section 3.06 Partnership Capital.............................................................................................    14
Section 3.07 Additional Issuances of Units and Capital Contributions.........................................................    14
Section 3.08 Liability of the Limited Partners...............................................................................    14
Section 3.09 Liability of the General Partner................................................................................    15
Section 3.10 Initial Working Capital Reserve.................................................................................    15
ARTICLE FOUR--ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS OF CASH AND CERTAIN PROCEEDS..................................    16
Section 4.01 Allocation of Net Profits.......................................................................................    16
Section 4.02 Allocation of Net Losses........................................................................................    16
Section 4.03 Allocations of Gain and Loss....................................................................................    16
Section 4.04 Allocation Among Limited Partners of Net Profits, Gains, Net Losses and Losses..................................    17
Section 4.05  Allocation of Recapture Income.................................................................................    17
Section 4.06  Distribution of Cash Available for Distribution................................................................    17
Section 4.07  Distribution of Refinancing Proceeds...........................................................................    18
Section 4.08 Distribution of Sale Proceeds...................................................................................    18
Section 4.09 Distribution Among Limited Partners of Cash Available for Distribution, Refinancing Proceeds and Sale Proceeds..    19
Section 4.10 Section 754 Adjustments.........................................................................................    19
Section 4.11 Special Allocations.............................................................................................    19
Section 4.12 Operating Rules.................................................................................................    21
Section 4.13 Minimum Interest of the General Partner.........................................................................    22
ARTICLE FIVE--RIGHTS, POWERS AND DUTIES OF  THE GENERAL PARTNER..............................................................    22
Section 5.01 Authority of the General Partner to Manage the Partnership......................................................    22
Section 5.02  Restrictions on Authority of the General Partner...............................................................    25
Section 5.03  Duties and Obligations of the General Partner..................................................................    28
Section 5.04  Compensation of General Partner................................................................................    30
Section 5.05  Other Business of Partners.....................................................................................    30
Section 5.06  Limitation on Liability of General Partner; Indemnification....................................................    30
Section 5.07  Designation of Tax Matters Partner and Designated Person for Purposes of Investor List.........................    32
ARTICLE SIX--WITHDRAWAL AND REMOVAL OF GENERAL PARTNER.......................................................................    33
Section 6.01  Limitation on Voluntary Withdrawal.............................................................................    33
Section 6.02  Bankruptcy or Dissolution of the General Partner...............................................................    34
Section 6.03  Liability of Withdrawn General Partner.........................................................................    34
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Section 6.04  Removal of General Partner.....................................................................................    34
Section 6.05  Continuation and Reconstitution................................................................................    35
ARTICLE SEVEN--ASSIGNABILITY OF UNITS........................................................................................    36
Section 7.01  Restrictions on Assignments....................................................................................    36
Section 7.02  Assignees and Substituted Limited Partners.....................................................................    37
ARTICLE EIGHT--DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP................................................................    39
Section 8.01  Events Causing Dissolution.....................................................................................    39
Section 8.02  Liquidation....................................................................................................    40
ARTICLE NINE--BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.....................................................    41
Section 9.01  Books and Records..............................................................................................    41
Section 9.02  Accounting and Fiscal Year.....................................................................................    41
Section 9.03  Bank Accounts and Investments..................................................................................    41
Section 9.04  Reports........................................................................................................    42
Section 9.05  Tax Depreciation and Elections.................................................................................    43
Section 9.06  Interim Closing of the Books...................................................................................    43
Section 9.07  Information from Limited Partners..............................................................................    43
ARTICLE TEN--MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS..................................................................    43
Section 10.01  Meetings......................................................................................................    43
Section 10.02  Special Voting Rights of Limited Partners.....................................................................    44
ARTICLE ELEVEN--MISCELLANEOUS PROVISIONS.....................................................................................    46
Section 11.01  Appointment of General Partner as Attorney-in-Fact............................................................    46
Section 11.02  Amendments....................................................................................................    47
Section 11.03  General Partner Representations and Warranties................................................................    48
Section 11.04  Binding Provisions............................................................................................    48
Section 11.05  Applicable Law................................................................................................    48
Section 11.06  Counterparts..................................................................................................    48
Section 11.07  Separability of Provisions....................................................................................    48
Section 11.08  Article and Section Titles....................................................................................    48
Section 11.09  Short Form Filings............................................................................................    48

   EXHIBIT A   LIMITED PARTNER NOTE
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

                          SECOND AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP

  This Second Amended and Restated Agreement of Limited Partnership, dated as of June 14, 1996, is made and entered into by and among Marriott MHP Two Corporation, a Delaware corporation, as general partner (the "General Partner"), and those Persons who have been admitted as limited partners of this limited partnership in accordance with the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 20, 1989 (the "Original Agreement") and are identified as such in the books and records of the Partnership (the "Limited Partners").

  Marriott Hotel Properties II Limited Partnership (the "Partnership") was formed pursuant to a Certificate of Limited Partnership dated as of September 13, 1988 and filed with the Office of the Secretary of State of the State of Delaware on September 20, 1988. On March 20, 1989, the General Partner, Christopher G. Townsend, as initial limited partner, and the Limited Partners who purchased units of limited partnership interest (the "Units") in the Partnership in the private placement effected pursuant to the Private Placement Memorandum entered into the Original Agreement. On April 18, 1996, MHP II Acquisition Corp., an affiliate of the General Partner, made an offer to the Limited Partners to purchase their Units on the terms and condition set forth in MHP II Acquisition Corp.'s Offer to Purchase for Cash All Outstanding Units of Limited Partnership Interest, dated April 18, 1996 (the "Offer"). In connection with, and as a condition to consummation of, the Offer, the Partners are adopting this Second Amended and Restated Agreement of Limited Partnership. In consideration of the mutual agreements made herein, the parties hereby agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et seq.), as amended from time to time, (the "Act") as follows:

                                  ARTICLE ONE

                                 Defined Terms

  Section 1.01. The defined terms used in this Agreement shall, unless the context otherwise requires, have the respective meanings specified in this
Section 1.01.

  "Accounting Period" means the four-week accounting periods having the same beginning and ending dates as the General Partner's four-week accounting periods, except that an Accounting Period may occasionally contain up to five weeks when necessary to conform the accounting system to the calendar year.

  "Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C.
(S)  17-101, et seq.), as amended from time to time.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:


          (i) Credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury regulations (determined after taking into account any changes during such year in Minimum Gain); and

          (ii) Debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury regulations.

  "Affiliate," "Affiliates" or "Affiliated Person" means, when used with reference to a specified Person, (i) any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or director of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in any such capacity, (iv) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, and (v) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. Notwithstanding the foregoing, no corporation whose common stock is listed on a national securities exchange or authorized for inclusion on the NASDAQ National Market, or any subsidiary thereof, shall be an "Affiliate" of the General Partner or any Affiliate thereof unless a Person (or Persons if such Persons would be treated as part of the same group for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934) directly or indirectly owns twenty percent (20%) or more of the outstanding common stock of the General Partner and such other corporation.

  "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended or modified from time to time.

  "Capital Account" or "Capital Accounts" means, with respect to a Partner, the account maintained for such Partner which is determined and maintained in the manner provided for in Section 3.06.

  "Capital Contribution" or "Capital Contributions" means, with respect to any Partner, the total amount of money contributed or agreed to be contributed to the Partnership (prior to the deduction of any selling commissions or expenses) by such Partner, as the context may require; provided, however, that in connection with the private placement (i) as and to the extent the Placement Agents retained by the General Partner to assist in the private placement of the Units agreed to forego any portion of their fees or selling commissions, with a consequent reduction in the offering price of any Units so placed, or (ii) as and to the extent any Limited Partner elected to make a payment of $89,247 per Unit in cash ($79,247 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or the Placement Agents) upon execution of the subscription documents as full payment of his Capital Contribution, the Limited Partners who purchased any such Units in the private placement nevertheless shall be deemed to have contributed to the Partnership the full amount of the offering price (i.e., $100,000 per Unit) without reduction on account of such reduced purchase price.

  "Capital Priority Amount" means an amount equal to the sum of (i) the Net Invested Capital of the Limited Partners at the time of determination plus (ii) the Limited Partners' 15% Preferred Distribution at the time of determination.

  "Capital Receipts" means Sale Proceeds and/or Refinancing Proceeds. Capital Receipts shall not be considered to include the San Ramon Cost Refund, if any, or the San Ramon Cash Adjustment, if any.

  "Cash Available for Distribution" means, with respect to any fiscal period, the cash revenues of the Partnership from all sources (other than Capital Receipts, the San Ramon Cost Refund, if any, and the San Ramon Cash Adjustment, if any) during such fiscal period (including amounts received

                                       2
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pursuant to the Purchase Price Adjustments) PLUS such reserves as may be determined by the General Partner in its reasonable discretion, as no longer necessary to provide for the foreseeable needs of the Partnership, less (i) all cash expenditures of the Partnership during such fiscal period, including, without limitation, debt service, repayment of advances made by the General Partner as and when such repayments are required, any fees for management services, and administrative expenses but excluding expenditures incurred by the Partnership in connection with a capital transaction, and (ii) such reserves as may be determined by the General Partner, in its reasonable discretion, to be necessary to provide for the foreseeable needs of the Partnership, including, without limitation, for the maintenance, repair or restoration of the Hotels.

  "Certificate of Limited Partnership" means the Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Secretary of State of the State of Delaware as required under the Act.

  "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

  "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01 prior to the taking of any action with respect to which such Consent is given, or (ii) a prior written approval required or permitted to be given pursuant to this Agreement or the Act granting such approval, as the context may require. Unless otherwise specified, "Consent of the Limited Partners" shall mean consent of the Limited Partners holding, in their capacity as Limited Partners and not as assignees, a majority of the outstanding Units considered present and entitled to vote on the matter (as determined under Sections 10.01A and 10.01B); provided, however, if the General Partner or any Affiliate of the General Partner (other than an individual who acquires Units for his own account or a trust or other similar entity that acquires Units for the direct benefit of an individual) own any Units, then in the case of each matter in which the General Partner or an Affiliate thereof has an actual economic interest (other than an interest solely as a result of its or an Affiliate's ownership of Units or as a result of its or an Affiliate's (and any group of which it is a part for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934) direct or indirect ownership of less than twenty percent (20%) of the outstanding common stock of both the General Partner and a corporation whose common stock is listed on a national securities exchange or authorized for inclusion in the NASDAQ National Market, or any subsidiary thereof), such Units shall be voted in the same manner as the vote of Limited Partners holding, in their capacity as Limited Partners and not as assignees, a majority of the outstanding Units actually voting on the matter presented (other than those Units held by the General Partner or any of its Affiliates, except for an individual who acquired Units for his own account or a trust or similar entity that acquires Units for the direct benefit of an individual).

  "Debt Service Guarantee" means the guarantee by Marriott of payment of up to $22,784,000 of interest and principal payments due under the Hotel Mortgage Debt if the Partnership was unable to make such payments. The Debt Service Guarantee is no longer outstanding.

  "Defaulting Limited Partner" means a Limited Partner who fails to pay all or any portion of any installment of his Investor Note for a period of 20 days after the date such installment was due.

  "Defaulting Limited Partner Allocations" means allocations of Net Losses, Net Profits, Gains, Losses, and tax credits to a Defaulting Limited Partner.

  "Default Notice" means the notice given by the General Partner to the Partnership and a Defaulting Limited Partner of the General Partner's desire to purchase all or a portion of such Defaulting Limited Partner's Interest in the Partnership.

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

  "Deferred Purchase Debt" means the indebtedness of the Partnership to Marriott and its Affiliates of up to $51.6 million to permit the Partnership to pay a portion of the purchase price of the deferred portion of the Hotel Interests, with interest accruing at the lesser of 10% per annum or the maximum rate permitted by applicable law and with principal and accrued interest due on July 1, 1991, but required to be prepaid out of the proceeds of the installments of the Capital Contributions paid by the Limited Partners. The Deferred Purchase Debt has been paid in full and is no longer outstanding.

  "Designated Person" means the General Partner.

  "FF&E" means (i) furniture, fixtures and furnishings and equipment and (ii) routine repairs and maintenance undertaken subsequent to the opening date of a Hotel, the cost of which would not be expensed under generally accepted accounting principles.

  "Fiscal Quarter" means, for the respective fiscal periods in any year, (i) the period beginning on January 1, and having the same ending date as the General Partner's 12-week fiscal first quarter, (ii) the same period of time as the General Partner's second fiscal quarter, (iii) the same period of time as the General Partner's third fiscal quarter, and (iv) the period from the end of the General Partner's third fiscal quarter through December 31 in such Fiscal Year.

  "Fiscal Year" means the fiscal year of the Partnership, which shall end on December 31 of each year.

  "Gain" or "Gains" means the gain or gains recognized by the Partnership (or allocated to the Partnership from the Santa Clara Partnership) for Federal income tax purposes upon the sale or disposition of Partnership (or Santa Clara Partnership) property (plus any Section 267(d) Gain) (other than the routine sale or disposition of used FF&E being replaced at the Hotels), as reduced by costs of such sale or disposition.

  "General Partner" means Marriott MHP Two Corporation, a Delaware corporation and wholly owned subsidiary of Marriott Properties, Inc., in its capacity as general partner of the Partnership and its permitted successors or assigns and any Person admitted as a substitute general partner pursuant to Sections 6.01 or 10.02B.

  "Ground Leases" means the respective leases between the Partnership or the Santa Clara Partnership, as tenant, and third parties, as landlords, by which the Partnership or the Santa Clara Partnership will lease the land on which the San Antonio, San Ramon and Santa Clara Hotels are located. Reference to a "Ground Lease" means one of the Ground Leases.

  "Ground Lessors" means the landlords under the Ground Leases.

  "Hotel Interests" means the New Orleans, San Antonio and San Ramon Hotels and the Partnership's 50% limited partnership interest in the Santa Clara Partnership. Reference to a "Hotel Interest" means one of the three Hotels included in the definition of "Hotel Interests" or the Partnership's interest in the Santa Clara Partnership.

  "Hotel Mortgage Debt" means the loan made to the Partnership pursuant to the loan agreement entered into at the initial closing of the offering made pursuant to the Private Placement Memorandum between the Partnership, as borrower, and The First National Bank of Chicago, NCNB National Bank of North Carolina and First Interstate Bank, Ltd., as lenders, pursuant to which the lenders lent $222.5 million to finance a portion of the purchase price of the New Orleans, San Antonio and San Ramon Hotels.

  "Hotel Purchase Agreements" means the purchase agreements entered into at the initial closing of the offering made pursuant to the Private Placement Memorandum between the Partnership and Marriott and its Affiliates providing for the purchase by the Partnership of the New Orleans, San Antonio and San Ramon Hotels, the land on which the New Orleans Hotel is located, the assignment of the Ground Leases relating to the San Antonio and San Ramon Hotels and the sale of, or assignment of a leasehold interest in, certain related materials and personal property, including FF&E.

  "Hotels" means the New Orleans Hotel, the San Antonio Hotel, the San Ramon Hotel and the Santa Clara Hotel. Reference to a "Hotel" means any one of the Hotels.

  "Interest" means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all rights and benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with the terms and provisions of this Agreement.

  "Interested Transaction" means any matter in which the General Partner or its Affiliates have an actual economic interest, other than an interest solely as a result of its or an Affiliate's ownership of Units or a general partner interest or as a result of its or an Affiliate's (and any group of which it is a part for purposes of Section 13(d) or 13(g) of the Securities Act of 1934) direct or indirect ownership of less than twenty percent (20%) of the outstanding common stock of both the General Partner and a corporation whose common stock is listed on a national securities exchange or authorized for inclusion in the NASDAQ National Market, or any subsidiary thereof.

  "Invested Capital" means the following specified amounts: for 1989, $27,937,500; for 1990, $52,150,000; and for 1991 and thereafter, $74,500,000.

  "Investor List" means that list, required by section 6112 of the Code, identifying Persons to whom Interests in the Partnership were sold, such Persons' addresses and taxpayer identification numbers, the dates on which the Interests were acquired, the name and tax shelter registration number of the Partnership, and such other information as may be required by Treasury regulations to be included therein.

  "Investor Note" or "Investor Notes" means the fully recourse, non-interest bearing promissory notes given by the Limited Partners to evidence their obligation to pay the deferred portion of the Capital Contributions due with respect to their Units.

  "IRS" means the Internal Revenue Service.

  "Limited Partner" means the Initial Limited Partner, the Original Limited Partners, and any Substituted Limited Partners.

  "Limited Partners' 10% Preferred Distribution" means, with respect to each Fiscal Year, an annual, non-cumulative 10% preferred return to the Limited Partners on the weighted average outstanding Net Invested Capital during such Fiscal Year.

  "Limited Partners' 15% Preferred Distribution" means the excess of (a) the product of (x) 15% per annum (applied using the simple interest method for the period from the date of the admission of the Original Limited Partners through the date for which the determination is being made on the basis of a 365/366-day year and the actual number of days elapsed) multiplied by (y) the total daily average outstanding Net Invested Capital over (b) the sum of all previous distributions made to the Limited Partners pursuant to Sections 4.06, 4.07(i), and 4.08A(i).

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

  "Loss" or "Losses" means the loss or losses recognized by the Partnership (or allocated to the Partnership from the Santa Clara Partnership) for Federal income tax purposes upon the sale or disposition of Partnership (or Santa Clara Partnership) property (other than the routine sale of used FF&E being replaced at a Hotel), taking into account costs of such sale or disposition.

  "Management Agreements" means the management agreements to be entered into at the initial closing of the offering made pursuant to the Private Placement Memorandum between the Partnership (or, in the case of the Santa Clara Hotel, the Santa Clara Partnership) and the Manager pursuant to which the Manager will manage the Hotels, as the same may be amended or supplemented from time to time. Reference to a "Management Agreement" means any one of the Management Agreements.

  "Manager" means Marriott International, Inc., a Delaware corporation, as manager of the Hotels and any successor manager that is an Affiliate of Marriott International, Inc.

  "Marriott" means Host Marriott Corporation, a Delaware corporation.

  "MHP II Acquisition Corp." means MHP II Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Marriott.

  "Minimum Gain" means the amount determined by computing, with respect to each Partner Nonrecourse Debt, the amount of Gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to such liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. It is the intent that Minimum Gain be determined in accordance with the provisions of sections 1.704-2(d) of the Treasury regulations. Minimum Gain with respect to any Partner Nonrecourse Debt shall be determined in a manner consistent with the foregoing.

  "Mortgage Debt" means the Hotel Mortgage Debt and the Santa Clara Mortgage
Debt.

  "MPI" means Marriott Properties, Inc., a Delaware corporation, the parent of the General Partner and wholly owned subsidiary of Marriott.

  "Net Invested Capital" means Invested Capital reduced by cumulative distributions of Capital Receipts to the Limited Partners pursuant to Sections
4.07 (ii) and 4.08A(ii). Except as specifically provided in the definition of "Invested Capital," no adjustment shall be made in Invested Capital as a result of any distribution pursuant to Section 3.05G as a result of the San Ramon Termination.

  "Net Profits" or "Net Losses" means, for any period, the net profits or net losses of the Partnership (including net profits or net losses of the Santa Clara Partnership allocated to the Partnership) for Federal income tax purposes during such period as determined under section 702 of the Code, including gain or loss on the routine sale or disposition of used FF&E not in connection with the sale of a Hotel and excluding Gains and Losses and items specially allocated under Section 4.11.

  "New Orleans Hotel" means the 1,329-room New Orleans Marriott located in New Orleans, Louisiana and the underlying land.

  "Nonrecourse Liability" means any Partnership liability (or portion thereof) for which no Partner bears (or is deemed to bear) the economic risk of loss within the meaning of section 1.752-2 of the Treasury regulations.

  "Notification" means a written notice, containing the information required by this Agreement to be communicated to any Person, sent by registered, express, certified or regular mail to such

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Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes of this Agreement.

  "Original Limited Partners" means each Person purchasing Units in connection with the initial offering of the Units made pursuant to the Private Placement Memorandum.

  "Partner Nonrecourse Debt" means any Partnership liability that is considered nonrecourse for purposes of section 1.1001-2 of the Treasury regulations but for which a Partner bears (or is deemed to bear) the economic risk of loss within the meaning of section 1.752-2 of the Treasury regulations.

  "Partners" means, collectively, the Limited Partners, as constituted from time to time, and the General Partner. Reference to a "Partner" means any of the Partners.

  "Partnership" means the limited partnership formed under the Act and continued by this Agreement by the parties hereto, as said Partnership may from time to time be constituted.

  "Partnership Debt" means any indebtedness for borrowed money incurred by the Partnership.

  "Person" means any individual, partnership, corporation, trust or other legal entity.

  "Placement Agents" means Smith Barney, Harris Upham & Co. Incorporated and Bear, Stearns & Co. Inc.

  "Private Placement Memorandum" means the Partnership's confidential private placement memorandum dated January 9, 1989, prepared for use in connection with the offering to investors of 745 Units of limited partnership interests in the Partnership.

  "Purchase Agreements" means the Hotel Purchase Agreements and the Santa Clara Purchase Agreement.

  "Purchase Price Adjustments" means any reductions of the aggregate purchase price of certain Hotel Interests that occurred pursuant to the Purchase Agreements.

  "Refinancing Proceeds" means (a) the cumulative net proceeds from any refinancing or borrowing by the Partnership, the proceeds of which are applied to the repayment of previously incurred debt of the Partnership, or borrowed for distributions to the Partners, including the proceeds of a sale and leaseback on which no taxable gain is recognized for Federal income tax purposes, after deducting (i) any expenses incurred in connection therewith, (ii) any amounts applied by the General Partner toward the payment of any indebtedness, other obligation, or expense of the Partnership or the creation of any reserves deemed necessary by the General Partner, and (iii) all amounts then payable therefrom pursuant to the Management Agreements, and (b) any comparable amount distributed to the Partnership from the Santa Clara Partnership.

  "Sale Proceeds" means (a) any net proceeds received by the Partnership from
(i) the exchange, condemnation, eminent domain taking, casualty, sale or other disposition of all or a portion of the Partnership's assets, or (ii) the liquidation of the Partnership's property in connection with a dissolution of the Partnership, after deducting (A) any expenses incurred in connection therewith, (B) any amounts applied by the General Partner toward the payment of any indebtedness, other obligation, or expense of the Partnership or the creation of any reserves deemed necessary by the General Partner, and (C) all amounts payable therefrom pursuant to the Management Agreements, and (b) any distribution to the Partnership from the Santa Clara Partnership from a comparable transaction. Sale Proceeds shall not include the proceeds from the routine sale of used FF&E not in connection with the disposition of a Hotel.

  "San Antonio Hotel" means the 999-room Marriott Rivercenter Hotel located in San Antonio, Texas and a leasehold interest in the underlying land.

  "San Ramon Cash Adjustment" means the amount of cash, if any, paid to the Partnership pursuant to section 2.08(c) of the applicable Hotel Purchase Agreement in the event that the San Ramon Termination occurs. The San Ramon Termination did not occur, and there was no San Ramon Cash Adjustment.

  "San Ramon Cost Refund" means the amount of cash, if any, paid to the Partnership pursuant to section 2.08(b) of the applicable Hotel Purchase Agreement in the event that the San Ramon Termination occurs. The San Ramon Termination did not occur, and there was no San Ramon Cost Refund.

  "San Ramon Hotel" means the 372-room Bishop Ranch Marriott Hotel located at Bishop Ranch in San Ramon, California and a leasehold interest in the underlying land.

  "San Ramon Termination" means the termination of the applicable Hotel Purchase Agreement with respect to the San Ramon Hotel in the event that the Partnership's acquisition of the San Ramon Hotel shall not have occurred on or before January 31, 1990 (as such date may be extended by the General Partner pursuant to Section 5.02B (iii)). The San Ramon Termination did not occur.

  "Santa Clara Debt Service Advances" means advances deemed to be made by the partners in the Santa Clara Partnership (other than the Partnership) to the Partnership from cash available for distribution from the Santa Clara Partnership to such other partners to permit the Partnership to reimburse the Santa Clara Partnership for debt service payments required on the Santa Clara Mortgage Debt or certain specified replacement debt with respect to the Santa Clara Hotel.

  "Santa Clara Hotel" means the 754-room Santa Clara Marriott Hotel located in Santa Clara, California and a subleasehold interest in the underlying land.

  "Santa Clara Mortgage Debt" means the loan provided to the Santa Clara Partnership pursuant to the loan agreement entered into at the initial closing of the offering made pursuant to the Private Placement Memorandum between the Santa Clara Partnership, as borrower, and The First National Bank of Chicago, NCNB National Bank of North Carolina and First Interstate Bank, Ltd., as lenders, pursuant to which the lenders lent to the Santa Clara Partnership $43.5 million, which was distributed to MPI in payment of a portion of the purchase price for the Santa Clara Partnership Interest.

  "Santa Clara Partnership" means the Santa Clara Marriott Hotel Limited Partnership, a limited partnership, the owner of the Santa Clara Hotel.

  "Santa Clara Partnership Agreement" means the partnership agreement of the Santa Clara Partnership.

  "Santa Clara Partnership Interest" means the 50% limited partnership interest in the Santa Clara Partnership that the Partnership will purchase pursuant to the Santa Clara Purchase Agreement.

  "Santa Clara Purchase Agreement" means the purchase agreement entered into at the initial closing of the offering made pursuant to the Private Placement Memorandum between the Partnership and Marriott and its Affiliates providing for the purchase by the Partnership of the Santa Clara Partnership Interest from MPI.

  "Section 267(d) Gain" means gain realized by the Partnership but not recognized solely by reason of section 267(d) of the Code.

  "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.02 and who is listed as such in the books and records of the Partnership.

  "Tax Matters Partner" means the General Partner.

  "Total Partnership Distributions" means the total amount of cash and the fair market value of any property (net of any associated liabilities) distributed to the Partners pursuant to Sections 4.06 through 4.09.

  "Unit" means the units of limited partnership interest represented by a Capital Contribution of $100,000 (determined without reductions for purchases of Units in circumstances where the Placement Agents elected to forego all or a portion of the fees and commissions payable to them and/or purchases where the full purchase price was paid in cash at the time of subscription), sold in the private placement pursuant to the Private Placement Memorandum.

                                  ARTICLE TWO

              Formation, Name, Place Of Business, Purpose And Term

  Section 2.01. Formation. The parties do hereby continue the Partnership formed as of September 20, 1988 pursuant to the provisions of the Act.

  Section 2.02. Name and Offices. The name of the Partnership is and shall be Marriott Hotel Properties II Limited Partnership. The principal offices of the Partnership shall be located at 10400 Fernwood Road, Bethesda, Maryland 20817 or at such other place or places as the General Partner may from time to time determine, provided that the General Partner shall give the Limited Partners written notice thereof not later than 60 days after the effective date of such change of address and shall, if required, amend the Certificate of Limited Partnership in accordance with the requirements of the Act. The address of the registered office of the Partnership in the State of Delaware is at 229 South State Street, Dover, County of Kent, Delaware 19901.

  Section 2.03. Purposes. The purposes of the Partnership are to (i) invest in, acquire, own, use, operate or manage the Hotel Interests, either as full-service Marriott hotels or otherwise, and sell, lease, sublease, exchange or otherwise dispose of the Hotel Interests (or any portion thereof) and (ii) engage in any other activities related or incidental thereto as more fully set forth in Section 5.01 hereof.

  Section 2.04. Term. The term of the Partnership shall continue in full force and effect from the date of the filing of the original Certificate of Limited Partnership until December 31, 2088, or until dissolution and termination prior thereto pursuant to the provisions of Article Eight.

  Section 2.05. Registered Agent for Service of Process. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice Hall Corporation System, Inc., 229 South State Street, Dover, County of Kent, Delaware 19901.

  Section 2.06. Certificate of Limited Partnership. On September 20, 1988, the General Partner, in accordance with the Act, filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership for the Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction a copy of other documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and in the manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Act, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership under the Act.

                                 ARTICLE THREE

                              Partners And Capital

  Section 3.01. General Partner. The General Partner of the Partnership is Marriott MHP Two Corporation, a Delaware corporation and wholly owned subsidiary of MPI, having its principal executive offices at 10400 Fernwood Road, Bethesda, Maryland 20817, and any Person admitted as a substitute general partner in accordance with Sections 6.01 or 10.02B.

  Section 3.02.  [Intentionally Omitted]

  Section 3.03. Limited Partners. The names and addresses of the Limited Partners, the amount of their Capital Contributions and the number of Units held by them are set forth in the books and records of the Partnership. A Person shall be deemed to be admitted as a Limited Partner when the General Partner has accepted such Person as a Limited Partner of the Partnership, and the books and records reflect such Person as admitted to the Partnership as a Limited Partner.

  Section 3.04. Capital Contributions by General Partner. The General Partner has made a Capital Contribution in the amount of $752,525. The General Partner shall not be permitted to make any additional Capital Contributions without the Consent of the Limited Partners except as required pursuant to Section 8.02D.

  Section 3.05.  Capital Contributions by Limited Partners.

  A.  [Intentionally Omitted]

  B. The Partnership offerred 745 Units for sale in a private placement pursuant to the Private Placement Memorandum and admitted as Original Limited Partners those Persons (i) who executed and filed with the Partnership the subscription documents specified in the Private Placement Memorandum, together with such other documents as the General Partner deemed necessary or desirable to effect such admission, (ii) whose subscriptions for such Units were accepted by the General Partner (who may refuse to accept the subscription of any Person or Persons for any reason whatsoever), and (iii) who paid the required Capital Contributions with respect to Units for which a subscription is accepted in the manner set forth in Section 3.05C. The number of Units subscribed for by each Original Limited Partner is set forth in the subscription documents executed and delivered by such Original Limited Partner. Each Original Limited Partner's contribution in respect to the Units subscribed for was (i) in cash $20,000 per Unit and an Investor Note of such Limited Partner payable as set forth in
Section 3.05C or (ii) in cash in the amount of $89,247 per Unit as full payment of the subscription price ($79,247 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or the Placement Agents). No Partner shall be paid interest on any Capital Contribution.

  C. The Original Limited Partners made Capital Contributions totaling up to $74.5 million, for which each such Original Limited Partner subscribed in Units of $100,000 each unless the General Partner and the Placement Agents, in their sole discretion, accepted subscriptions for one-half of a Unit. For each Unit purchased, an Original Limited Partner made a Capital Contribution by paying either (i) $89,247 per Unit in cash ($79,247 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or the Placement Agents) upon execution of the subscription documents as full payment of the subscription price; or (ii) $100,000 in the following installments: (a) a first installment in the amount of $20,000 payable upon execution of the subscription documents; (b) a second installment in the amount of $17,500 payable on June 1, 1989; (c) a third installment in the amount of $32,500 payable on June 1, 1990; (d) and a fourth installment in the amount of $30,000 payable on June 1, 1991. Original Limited Partners purchasing more or less than a full Unit were required to make proportionate installments on the dates aforesaid. Original Limited Partners could prepay, without any reduction in the amount thereof, the foregoing installments, in whole or in part, at any time prior to their respective due date.

  D. The obligation of each Original Limited Partner to pay the installments required by Section 3.05C, other than the first installment, was evidenced by the delivery to the Partnership, concurrently with payment of the first installment, of the Investor Note in the form of Exhibit A attached hereto payable to the Partnership in the amount of $80,000 for each Unit purchased ($40,000 if one-half of a Unit is purchased) representing the amount of the remaining unpaid Capital Contribution of such Limited Partner. Such Limited Partners (i) could prepay in whole, or in part, all of the installments and (ii) were required to prepay the outstanding balance of their Investor Notes to the extent of any Sale Proceeds otherwise distributable to such Limited Partners pursuant to Section 4.08 (which amounts would be withheld by the Partnership and applied in satisfaction of such obligation); provided that in the event such Sale Proceeds are received by the Partnership in a taxable transaction or the distribution thereof would result in Federal taxable income to the Limited Partners, the amount of Sale Proceeds per Unit withheld to prepay the outstanding balance of the Limited Partners' Investor Notes would be reduced by an amount equal to the product of (i) the maximum marginal Federal income tax rate applicable to individuals multiplied by (ii) the Federal taxable income per Unit realized as a result of such taxable transaction and/or distribution, as determined by the General Partner in good faith. If an Original Limited Partner paid $89,247 per Unit in cash ($79,247 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or the Placement Agents) at the time he delivered an executed subscription agreement, then there was no obligation to deliver an Investor Note to the Partnership. That portion of such $89,247 payment, or $79,247 payment if applicable, in excess of the amount that would have been paid upon subscription had the Original Limited Partner selected the installment method of paying the subscription price was applied by the Partnership at the closing of the offering made pursuant to the Private Placement Memorandum to reduce the Deferred Purchase Debt.

  E. Each Original Limited Partner electing to pay the Capital Contributions with respect to one or more Units in installments pledged to the Partnership his Interest (including any Units with respect to which he has elected to pay the full Capital Contribution in cash at the time of subscription) as security for payment of the installments payable under such Original Limited Partner's Investor Note. Notwithstanding the pledge, each Original Limited Partner shall continue to be a Partner. The Partnership, acting through the General Partner, shall have all rights and remedies granted to a secured party under the Uniform Commercial Code as adopted in Delaware with respect to such interest, including, but not limited to, the right to sell such Interest, and such Original Limited Partner agrees to execute such instruments, including, without limitation, a financing statement on Form UCC-1, as the General Partner may from time to time require to perfect such security interest. For purposes of the Uniform Commercial Code, this Agreement shall also be deemed to be a security agreement. In addition, the General Partner shall have the right, at any time prior to the date of payment of the last installment of Capital Contributions specified in

Section 3.05C above, to have a credit check performed with respect to any Limited Partner making payment of Capital Contributions in installments.

  F. The following provisions applied in the event a Limited Partner failed to make installment payments when due:

          (i) A Limited Partner who fails to pay when due all or any portion of any installment for a period of 20 days shall be in default hereunder and the Defaulting Limited Partner shall be required to pay the Partnership a late payment charge equal to five percent (5%) of such unpaid installment or portion thereof. If a default shall continue for more than 30 days after notice to the Defaulting Limited Partner of such default, in addition to the aforesaid late charge, the unpaid portion of such installment or portion thereof shall bear interest from the date due until paid in full at a rate equal to the lesser of (a) sixteen percent (16%) per annum or (b) the maximum rate permitted by law. If the late charge is deemed to be interest under applicable law, it may only be imposed to the extent it does not cause total interest to exceed the maximum rate permitted by law. A Defaulting Limited Partner shall have no voting rights and no right to receive any distributions of cash (including, without limitation, Capital Receipts, if any) or allocations of Net Profits, Gains, Losses, or Net Losses with respect to his Interest for so long as any unpaid installments plus any late charge or interest attributable to such unpaid installment or portion thereof remains unpaid. The General Partner will deduct the amount of any delinquent installments, late penalty or interest from any cash distributions available to Defaulting Limited Partners.

          (ii) If a default shall continue for more than 30 days after notice to the Defaulting Limited Partner, the General Partner shall have the option of accelerating the payment of the entire unpaid balance of the Investor Note of the Defaulting Limited Partner and the additional option of purchasing (for the price set forth below) all or a portion of the Defaulting Limited Partner's Interest (including the portion of such Defaulting Limited Partner's Interest, if any, with respect to which the Limited Partner elected to pay the full Capital Contribution in cash at the time of subscription). Such option may be exercised by the General Partner by giving the Partnership and the Defaulting Limited Partner a Default Notice. The purchase price to be paid to the Defaulting Limited Partner shall be an amount equal to the greater of (x) 10% of the amount of Capital Contributions of the Defaulting Limited Partner actually paid (excluding for this purpose the unpaid portion of any Investor Note secured thereby) in respect of the Interest being purchased less the sum of (i) the total amount of cash distributions, if any, theretofore made to the Defaulting Limited Partner in respect of the Interest being purchased, (ii) any reasonable expenses incurred by the Partnership and by the General Partner in connection with such purchase, (iii) all tax credits previously reported by the Partnership for all Fiscal Years then ended allocable to the Interest being purchased, and (iv) 50% of the Net Losses previously reported by the Partnership for all Fiscal Years then ended allocable to the Interest being purchased, or (y) three percent (3%) of the amount of the Capital Contributions of the Defaulting Limited Partner actually paid (excluding for this purpose the principal portion of any Investor Note secured thereby) in respect of the Interest being purchased. Such purchase price shall be paid in cash within 30 days after the date of the consummation of the purchase. The General Partner shall also pay to the Partnership an amount equal to all Capital Contribution installments in respect of the Interest being purchased then due and not theretofore paid by the Defaulting Limited Partner (including the unpaid installment giving rise to the default) and shall assume all other obligations (other than late payment charges and interest due as a result of the default) of the Defaulting Limited Partner in respect of the Interest being purchased, if any, to the Partnership. At any time prior to any sale of all or any portion of the Defaulting Limited Partner's Interest as provided in this
     Section 3.05F, the General Partner may but shall not be obligated to accept full payment from the Defaulting Limited Partner of any unpaid installment then overdue and any late payment charge plus interest.

     The acceptance of such payment by the General Partner shall extinguish the further right (as hereafter defined) of the General Partner to purchase the Defaulting Limited Partner's Interest.

          (iii) In the event that the General Partner does not acquire all of the Interest of a Defaulting Limited Partner and, after the exercise of due diligence, the General Partner is unable to find a purchaser for all or the balance of the Defaulting Limited Partner's Interest for the price set forth in clause (ii) above, then the Defaulting Limited Partner shall sell such Interest or the balance of such Interest, as the case may be, on such terms and conditions as the General Partner deems reasonable under the circumstances to any Person, including the General Partner; provided, however, if such purchaser is the General Partner or an Affiliate of the General Partner, it shall be required to agree to assume the obligation of the Defaulting Limited Partner to make payments of at least 75% of the unpaid balance of the installments to the extent of the Interest so acquired. At the closing of any purchase and sale pursuant to this clause
     (iii), the purchaser shall pay to the Partnership the unpaid balance of the installments then due and owing by the Defaulting Limited Partner and shall agree to thereafter make payment of any future installments as and when the same shall become due and payable. The Defaulting Limited Partner shall pay all of the Partnership's and General Partner's costs and expenses incurred in connection with any purchase and sale of a Defaulting Limited Partner's Interest pursuant to this clause (iii).

          (iv) A purchaser of all or any part of the Interest of a Defaulting Limited Partner will receive all of the cash not yet distributed to the Defaulting Limited Partner, including cash earned prior to the default. All Net Profits, Net Losses, and deductions that would otherwise be allocated in accordance with Sections 4.01, 4.02 and 4.12 to a Defaulting Limited Partner shall be allocated, from and after the date of default to, but not including, the date, if any, on which the Interest of such Defaulting Limited Partner shall be purchased, among the non-Defaulting Limited Partners in proportion to the number of Units owned by each. All Defaulting Limited Partner Allocations from and after the date of purchase of the Defaulting Limited Partner's Interest until the expiration of the Fiscal Year in which such purchase date falls shall be allocated to the purchaser. In the following Fiscal Year or Fiscal Years, all Net Profits, Net Losses, and deductions of the Partnership allocable to the Limited Partners under Article Four shall first be allocated until the purchaser's Capital Account balance shall be equal in amount to the Capital Account balance of a non-Defaulting Partner owning the same number of Units as the purchaser.

          (v) Notwithstanding the foregoing provisions of this Section 3.05F, the obligations of the Defaulting Limited Partner hereunder shall not be extinguished by the existence of any option of the General Partner to purchase the Interest of the Defaulting Limited Partner, or by its exercise, or by any agreement by any person to purchase such Interest, but only to the extent of payment of the unpaid installments together with interest thereon made in the Defaulting Limited Partner's stead by any purchaser of such Interest.

          (vi) In addition to the other rights of the Partnership against the Defaulting Limited Partner, the Partnership may avail itself of appropriate legal remedies, at law or in equity, to compel payment of any portion of the installments remaining unpaid together with any interest thereon remaining unpaid, together with reasonable court costs and legal fees in the event of litigation against the Defaulting Limited Partner.

          G.  [Intentionally Omitted]

  Section 3.06.  Partnership Capital.

  A. The Capital Contribution of each Limited Partner and the General Partner shall be credited to each such Partner's Capital Account; provided, however, that the deemed increase in the Capital Contribution of any Limited Partner due to (i) any relinquished selling commissions or other fees with respect to such Limited Partner or (ii) any reduction of $10,753 per Unit for any Limited Partner making full payment of such Limited Partner's Capital Contribution ($20,753 for the General Partner or any of its Affiliates, or for officers, directors or employees of the General Partner or any of its Affiliates, or the Placement Agents) upon execution of the subscription agreement shall not be credited to such Limited Partner's Capital Account and a Limited Partner's obligation to make additional contributions in installments shall not be credited to his Capital Account until the installments are actually contributed. A Partner's Capital Account shall also be credited with the amount of Net Profits or Gain allocable to the Partner, and shall be debited with (x) such Partner's share of Total Partnership Distributions and (y) the amount of Net Losses, Losses, deductions or other items allocated to such Partner. Capital Accounts shall be maintained and adjusted in accordance with the provisions of section 1.704-1(b)(2) (iv) of the Treasury regulations.

  B. For purposes of this Section 3.06, upon a distribution in kind of Partnership property, the Capital Accounts of the Partners will be debited or credited as though the property had been sold for an amount equal to its fair market value, and gain or loss which would have been recognized for Federal income tax purposes had the property actually been sold will be allocated to the Partners under Article Four.

  C. No Partner shall be entitled to receive any interest on his outstanding Capital Account balance. Except upon the dissolution and termination of the Partnership or as otherwise specifically provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of the Capital Account of such Partner.

  Section 3.07.  Additional Issuances of Units and Capital Contributions.

  A. No Units except those Units issued by the Partnership in connection with the offering pursuant to the Private Placement Memorandum shall be offered for sale or issued by the Partnership without the written consent of the General Partner and the Consent of the Limited Partners.

  B. No Partner shall be required or allowed to make any Capital Contribution, except as specifically set forth in Sections 3.04, 3.05 and 8.02D or in connection with an issuance of additional Units permitted under Section 3.07A.

  Section 3.08. Liability of the Limited Partners. Except as otherwise described in the Act, no Limited Partner shall be liable for any debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise described in the Act, a Limited Partner has no liability in excess of his Capital Contribution and his share of the Partnership's assets and undistributed profits, and shall not be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contributions to the Partnership or to pay to the Partnership, any Partner or to any creditor of the Partnership any portion or all of any negative balance of his Capital Account.

  Section 3.09. Liability of the General Partner. Except as provided in the Act, the General Partner has the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided in the Act or herein, the General Partner has the liabilities of a general partner in a partnership without limited partners to the Partnership and to the other Partners. This Agreement shall not be amended to limit such liability of the General Partner.

  Section 3.10.  Initial Working Capital Reserve.

  A. The General Partner, as a third party and not as a Partner, guaranteed to the Partnership that the initial working capital reserves of the Partnership following the admission of the Original Limited Partners, determined after the payment of all Organization, Offering and Acquisition Expenses (the "Initial Working Capital Reserve"), would be equal to $1,971,000. In the event that the Initial Working Capital Reserve was less than $1,971,000, the General Partner, as a third party and not as a Partner, would pay such difference to the Partnership in cash. In consideration of the foregoing, the General Partner, as a third party and not as a Partner, would be entitled to receive as a payment from the Partnership any amount by which the Initial Working Capital Reserve exceeds $1,971,000. As used herein, "Organization, Offering and Acquisition Expenses" means expenses incurred by the Partnership in connection with the offering of the Units as set forth in the Private Placement Memorandum (including, without limitation, all amounts payable to the Placement Agents), the admission of the Original Limited Partners, the purchase of the Hotel Interests (including all expenses to be incurred in connection with the purchase of the San Ramon Hotel) (excluding interest payable on the Deferred Purchase
Debt) and the funding of the Mortgage Debt (including expenses to be incurred in connection with funding the portion of the Mortgage Debt to be incurred to finance the acquisition of the San Ramon Hotel). No payments pursuant to this
Section 3.10A shall be reflected in Capital Accounts or otherwise treated as payments to or from a Partner in the Partnership.

  B. No more than $971,000 of the Initial Working Capital Reserve was permitted to be applied to pay or provide for Partnership administrative expenses with respect to any Fiscal Year through December 31, 1991. To the extent not required to pay or provide for Partnership administrative expenses or other liabilities of the Partnership, amounts in the Initial Working Capital Reserve could be made available for distribution to the Partners. Any amount from the Initial Working Capital Reserve determined, for purposes of the Purchase Agreements, to be available for distribution and thus resulting in a reduction of any required Purchase Price Adjustment would be included in Cash Available for Distribution for the Fiscal Year with respect to which such determination is made.

                                  ARTICLE FOUR

                       Allocations Of Profits And Losses;

                   Distributions Of Cash And Certain Proceeds

  Section 4.01. Allocation of Net Profits. Subject to the provisions of Sections 3.05F(iv) and 4.11, Net Profits with respect to each Fiscal Year will be allocated as follows: (i) first, through and including the end of the Accounting Period during which the Partners have received cumulative distributions of Capital Receipts pursuant to Sections 4.07 (ii) and 4.08A(ii) equal to $37,626,263, 1% to the General Partner and 99% to the Limited Partners; and (ii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

  Section 4.02. Allocation of Net Losses. Subject to the provisions of Sections 3.05F(iv) and 4.11, Net Losses for each Fiscal Year shall be allocated 75% to the General Partner and 25% to the Limited Partners.

  Section 4.03.  Allocations of Gain and Loss.

  A. Subject to the provisions of Section 4.11, Gain recognized by the Partnership shall be allocated (after giving effect to the allocations referred to in Sections 4.01 and 4.02 and all distributions other than distributions pursuant to Section 4.08) with respect to any Fiscal Year in the following order of priority:

          (i) first, to all Partners whose Capital Accounts have negative balances, in the ratio of such negative balances until such negative balances are brought to zero;

          (ii) second, to the Limited Partners in the amount necessary to bring their respective Capital Account balances to an amount equal to the Capital Priority Amount and to the General Partner in the amount necessary to bring its Capital Account balance to an amount equal to 1/99 multiplied by the Limited Partners' Capital Priority Amount; provided, however, that if there is insufficient Gain to bring such balances to such levels, then (a) Gain first shall be allocated so as to cause the ratio of the Limited Partners' Capital Account balances to the General Partner's Capital Account balance to be 99 to 1 and (b) any remaining Gain allocable pursuant to this subsection (ii) shall be allocated 99% to the Limited Partners and 1% to the General Partner; and

          (iii) thereafter, any remaining Gain shall be allocated among the Partners so that, to the extent possible, the ratio of (A) the aggregate balance in the Capital Account of the Limited Partners in excess of the Capital Priority Amount to (B) the balance in the General Partner's Capital Account in excess of 1/99 of the Limited Partners' Capital Priority Amount, is 80 to 20.

  B. Subject to the provisions of Section 4.11, Losses recognized by the Partnership shall be allocated (after giving effect to the allocations referred to in Sections 4.01 and 4.02 and all distributions other than distributions pursuant to Section 4.08) with respect to any Fiscal Year in the following order of priority:

          (i) first, Losses shall be allocated to the Partners with positive Capital Account balances until all positive balances in the Partners' Capital Account balances shall have been eliminated with such allocation being made in proportion to the outstanding positive Capital Account balances; and

          (ii) second, all remaining Losses shall be allocated 25% to the Limited Partners and 75% to the General Partner.

  Section 4.04. Allocation Among Limited Partners of Net Profits, Gains, Net Losses and Losses. Any Net Profits or Net Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, (a) the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit, and (b) any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Accounting Period in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is purported to be assigned by a Limited Partner other than on the first day of a Fiscal Quarter (in contravention of this Agreement), then the Partnership shall not recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses, or Losses or for any other purpose unless the assignment is permitted by Section 7.01 hereof and then only as of the first day of the next Fiscal Quarter commencing after the expiration of 15 days from the receipt by the Partnership of an application for such assignment. The preceding sentence shall not apply to the Units transferred by Limited Partners to MHP II Acquisition Corp. pursuant to MHP II Acquisition Corp.'s Offer to Purchase for Cash All Outstanding Units of Limited Partnership Interest, dated April 18, 1996, which transfers shall be considered to be in accordance with this Agreement, shall be deemed to occur on the first day of the Accounting Period in which the transfer of such Units occurs and shall be governed by the first sentence of this Section 4.04.

  Section 4.05. Allocation of Recapture Income. "Recapture income," if any, realized by the Partnership pursuant to section 1245 or section 1250 of the Code directly, or allocated to the Partnership from the Santa Clara Partnership, and allocated to the Partners under Sections 4.01, 4.02 or 4.03 shall be allocated, to the extent possible, to the Partners to whom (or to whose predecessors in interest) the prior corresponding depreciation deductions were allocated, such allocations to be made pro rata to the Partners in accordance with the manner in which such depreciation deductions were allocated.

  Section 4.06.  Distribution of Cash Available for Distribution.

  A. Cash Available for Distribution with respect to each Fiscal Year shall be distributed at least semi-annually, not later than October 31st of each Fiscal Year and April 15th of each succeeding Fiscal Year, as follows:

          (i) first, 100% to the Limited Partners until the Limited Partners shall have received with respect to such Fiscal Year an amount equal to the Limited Partners' 10% Preferred Distribution;

          (ii) second 100% to the General Partner until the General Partner shall have received with respect to such Fiscal Year an amount equal to 1/99 multiplied by the amount distributed to the Limited Partners pursuant to Section 4.06A(i) with respect to such Fiscal Year; and

          (iii) third, through and including the end of the Accounting Period during which the General Partner and the Limited Partners have received cumulative distributions of Capital Receipts pursuant to Sections 4.07 (ii) and 4.08A(ii) equal to $37,626,263 (of which the Limited Partners' portion would equal $50,000 per Unit), 1% to the General Partner and 99% to the Limited Partners, and thereafter, 20% to the General Partner and 80% to the Limited Partners.

  B. In determining the amount of the distribution to be made on or before October 31st of each Fiscal Year, the General Partner shall estimate the Cash Available for Distribution with respect to such Fiscal Year as a result of the first nine Accounting Periods of such Fiscal Year (for 1989, the actual number of Accounting Periods ending prior to September 15) and shall reduce such amount by such reserves as the General Partner reasonably determines are necessary to provide for the doing operation of the Partnership. The amount of the distribution to be made on or before April 15th of the succeeding Fiscal Year shall be the Cash Available for Distribution for the prior Fiscal Year, reduced by the amount of the distribution made with respect to such Fiscal Year pursuant to the preceding sentence.

  C. The Limited Partners' 10% Preferred Distribution for 1989 was pro-rated, based upon the number of days in the Fiscal Year from the date of the closing of the offering pursuant to the Private Placement Memorandum. For purposes of Sections 4.06A(i) and (ii), distributions made within 105 days after the end of a Fiscal Year shall be deemed made with respect to such Fiscal Year.

  Section 4.07. Distribution of Refinancing Proceeds. Refinancing Proceeds shall, unless the General Partner, in its reasonable discretion, shall determine to retain any such amounts in the Partnership, be distributed as follows:

          (i) first, until the Limited Partners shall have received cumulative distributions of Capital Receipts pursuant to this Section 4.07(i) equal to the then outstanding Limited Partners' 15% Preferred Distribution, 1% to the General Partner and 99% to the Limited Partners;

          (ii) second, until the Limited Partners shall have received cumulative distributions of Capital Receipts pursuant to this Section 4.07(ii) and
     Section 4.08A(ii) below equal to the Limited Partners' Invested Capital, 1% to the General Partner and 99% to the Limited Partners; and

          (iii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

  Section 4.08.  Distribution of Sale Proceeds.

  A. Sale Proceeds from the sale or other disposition of less than substantially all of the assets of the Partnership shall, unless the General Partner, in its reasonable discretion, shall determine to retain any such amounts in the Partnership, be distributed as follows:

          (i) first, until the Limited Partners shall have received cumulative distributions pursuant to this Section 4.08A(i) equal to the then outstanding Limited Partners' 15% Preferred Distribution, 1% to the General Partner and 99% to the Limited Partners;

          (ii) second, until the Limited Partners shall have received cumulative distributions of Capital Receipts pursuant to this Section 4.08A(ii) and
     Section 4.07(ii) above equal to the Limited Partners' Invested Capital, 1% to the General Partner and 99% to the Limited Partners; and

          (iii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

  B. As provided in Section 8.02, Sale Proceeds from the sale or other disposition (or from a related series of sales or dispositions) of all or substantially all of the remaining assets of the Partnership will be distributed to the Partners in accordance with their Capital Account balances, as adjusted to take into account Gain or Loss resulting from such sale or sales.

  Section 4.09. Distribution Among Limited Partners of Cash Available for Distribution, Refinancing Proceeds and Sale Proceeds. The distribution of Cash Available for Distribution distributable with respect to any Fiscal Quarter to the Limited Partners pursuant to Section 4.06, shall be distributed to the Limited Partners of record as of the end of the Fiscal Quarter prior to the date of distribution, pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Quarter, after any deduction pursuant to Section 3.05F(i). Capital Receipts distributable to the Limited Partners pursuant to Section 4.07 or Section 4.08A shall be distributed to the Limited Partners pro rata in accordance with the number of Units owned by each such Limited Partner on the day of the Fiscal Quarter in which the transaction giving rise to such proceeds was completed. If a Unit is purported to be assigned by a Limited Partner other than on the first day of a Fiscal Quarter (in contravention of this Agreement), then the Partnership shall not recognize such assignment for the purpose of distributing amounts pursuant to Sections 4.06, 4.07 and 4.08 or for any other purpose unless the assignment is permitted by Section 7.01 hereof, and then only as of the first day of the next Fiscal Quarter commencing after the expiration of 15 days from the receipt by the Partnership of an application for such assignment. The preceding sentence shall not apply to the Units transferred by Limited Partners to MHP II Acquisition Corp. pursuant to MHP II Acquisition Corp.'s Offer to Purchase for Cash All Outstanding Units of Limited Partnership Interest, dated April 18, 1996, which transfers shall be considered to be in accordance with this Agreement, shall be deemed to occur on the date of transfer of such Units for purposes of Sections 4.06, 4.07 and 4.08 (which shall result in MHP II Acquisition Corp. becoming the Limited Partner of record on such date of transfer), and, notwithstanding the first sentence of this Section 4.09, any distributions pursuant to Section 4.06 with respect to such transferred Units made after such date of transfer but before the first day of the first Fiscal Quarter commencing after such date of transfer shall be made to MHP II Acquisition Corp.

  Section 4.10. Section 754 Adjustments. For income tax purposes (but not for purposes of adjusting the Capital Accounts of the Partnership, except as otherwise provided in section 1.704-1(b)(2)(iv) of the Treasury regulations), appropriate adjustments shall be made in the information furnished to affected Limited Partners with respect to allocations under this Article Four in order to reflect adjustments in the basis of Partnership property permitted pursuant to any election under Section 754 of the Code if the General Partner, in its sole discretion, makes such election. If such an election is made, the Partnership shall make the basis adjustments and calculate depreciation deductions in accordance with such adjustments for those transferee Limited Partners who advise the Partnership of this obligation and provide sufficient information to enable the Partnership to determine when, and at what price, such transferee Limited Partners acquired Units. In the case of a transferee Limited Partner who does not advise the Partnership of such information, the Partnership will attempt to supply such Limited Partner with reasonably available information that will permit such Limited Partner to make the required basis adjustment calculation.

  Section 4.11. Special Allocations. The following provisions shall apply notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.04. In the event that there is a conflict between any of the following provisions, the earlier listed provision shall govern.

  A. If there is a net decrease in the Minimum Gain attributable to Nonrecourse Liabilities during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in such Minimum Gain during such year (as such share is determined pursuant to section 1.704-2(g)(2) of the Treasury regulations). It is intended that items to be so allocated shall be determined and the allocations made only to the extent of the minimum gain chargeback requirement of section 1.704-2(f) of the Treasury regulations, and this Section 4.11A shall be interpreted consistently therewith.

  B. If there is a net decrease in the Minimum Gain attributable to Partner Nonrecourse Debts during any Fiscal Year, each Partner who has a share of the Minimum Gain (determined in accordance with section 1.704-2(i)(5) of the Treasury regulations) attributable to such Partner Nonrecourse Debts as of the beginning of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in such Minimum Gain. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the minimum gain chargeback requirement of section 1.704-2(i)(4) of the Treasury regulations, and this
Section 4.11B shall be interpreted consistently therewith.

  C. In the event a Partner unexpectedly receives in any taxable year any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury regulations that cause or increase an Adjusted Capital Account Deficit of such Partner, items of Partnership income and gain shall be specially allocated to such Partner in such taxable year (and, if necessary, in subsequent taxable years) in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the "qualified income offset" requirement of Section 1.704-1(b)(2)(ii)(d), and this Section 4.11C shall be interpreted consistently therewith.

  D. No Net Losses, Losses, or Partnership deductions for any Fiscal Year shall be allocated to any Limited Partner to the extent such allocation would cause or increase an Adjusted Capital Account Deficit with respect to such Partner, and such Net Losses, Losses, or Partnership deductions instead shall be allocated to the General Partner.

  E. If in any Fiscal Year there is a net increase during such year in the amount of Minimum Gain attributable to a Partner Nonrecourse Debt, any Partner bearing the economic risk of loss with respect to such debt (within the meaning of section 1.752-2 of the Treasury regulations) shall be specially allocated items of Partnership loss or deduction in an amount equal to the excess of (i) such Partner's share of the amount of such net increase, over (ii) the aggregate amount of any distributions during such year to such Partner of the proceeds of such debt that are allocable to such increase in Minimum Gain. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the required allocation of "partner nonrecourse deductions" pursuant to section 1.704-2(i)(1) and (2) of the Treasury regulations and this
Section 4.11E shall be interpreted consistently therewith.

  F. If in any Fiscal Year items of Partnership loss or deduction are specially allocated to the General Partner pursuant to Section 4.11E, the General Partner shall be specially allocated in such year (and, if necessary, subsequent years) items of Partnership gross income in an amount equal to the amount of such specially allocated loss or deduction.

  G. Selling commissions and similar fees that are "syndication expenses," as described in the Treasury regulations under section 709 of the Code, paid or incurred by the Partnership in any Fiscal Quarter in respect of any Unit shall be specially allocated to and charged to the Capital Account of the Limited Partner owning such Unit during such Fiscal Quarter. In this regard, there shall be charged to the Capital Account of each Unit sold by the Placement Agents (other than Units sold to the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates or to the Placement Agents) an amount of up to $10,000 per Unit. Any other such syndication expenses shall be allocated to and charged to the Capital Accounts of the Partners in the following manner: 99% to the Limited Partners and 1% to the General Partner.

  H. Deductions for interest expense on the Deferred Purchase Debt incurred in each Fiscal Year shall be allocated solely to the Limited Partners owning the Units during such Fiscal Year with respect to which Capital Contributions are being paid in installments; provided, however, that the total allocation under this Section 4.11H with respect to any Unit since the formation of the Partnership shall not exceed $10,753.

  I. In the event that any fees, interest, or other amounts paid to a Partner or an Affiliate of a Partner pursuant to this Agreement, the Management Agreements, or any other agreement between the Partnership and such Partner or Affiliate providing for the payment of such amounts, and deducted by the Partnership, whether in reliance upon section 162, 163, 707(a) or 707(c) of the Code or otherwise, are disallowed as deductions to the Partnership on its federal income tax return for the Fiscal Year in or with respect to which such amounts are paid and are treated instead as Partnership distributions, then:

          (i) the Net Profits or Net Losses, as the case may be, for the Fiscal Year in or with respect to which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are disallowed and treated as Partnership distributions; and

          (ii) there shall be allocated to the Partner who received (or whose Affiliate received) such payments an amount of gross income for the Fiscal Year in or with respect to which such fees, interest or other amounts were paid equal to the amount of such fees, interest or other amounts that are so disallowed and treated as Partnership distributions.

  J. If the Partnership acquires property by purchase or exchange from a transferor who, on the transaction, sustained a loss not allowable in whole or in part as a deduction by reason of section 267(a)(1) of the Code, and the Partnership subsequently realizes an amount of gain on the sale or other disposition of the property which is not recognized by reason of section 267(d), then

          (i) the amount of Gain allocated under Section 4.03A to the Partner or Partners related to such transferor shall be deemed to consist of the
     Section 267(d) Gain to the extent of the lesser of the amount of the
     Section 267(d) Gain or the amount of Gain allocated to such Partner(s) pursuant to Section 4.03A; and

          (ii) if the amount of the Section 267(d) Gain exceeds the amount of Gain allocated to the Partner or Partners related to such transferor pursuant to Section 4.03A, the amounts of Gain allocated to the other Partners under Section 4.03A shall be deemed to consist pro rata of such excess Section 267(d) Gain.

  Section 4.12.  Operating Rules.

  A. Solely for purposes of determining a Partner's proportionate share of "excess nonrecourse liabilities" of the Partnership within the meaning of section 1.752-3(a)(3) of the Treasury regulations, the General Partner's interest in Partnership profits shall equal 20% and the Limited Partners' aggregate interest in Partnership profits shall equal 80%. Each Limited Partner's share of Partnership profits shall be the product of 80% times a fraction, the numerator of which is the total number of Units owned by such Limited Partner as of the time as of which the determination of such Limited Partner's share is being made and the denominator of which is the total number of Units as of such time.

  B. Except as otherwise specifically provided in this Agreement, the distributive share of a Partner of each specific deduction and item of income, loss, and credit of the Partnership for Federal income tax purposes shall be the same as such Partner's share of Net Profits, Gains, Net Losses, or Losses, as the case may be, for such Fiscal Year.

  C. For purposes of this Agreement, any amount of taxes required to be withheld by the Partnership to any Partner or required to be paid by the Partnership in respect of any Partner's tax obligation shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner pursuant to this Agreement.

  D. In the event of a sale or other disposition of less than substantially all of the assets of the Partnership, (i) for purposes of determining the balances in the Capital Accounts of the Partners in order to allocate Gain or Loss recognized from such sale or disposition pursuant to Sections 4.03 and 4.04, each Partner's Capital Account balance shall be deemed to include any amount that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury regulations (determined after taking into account any changes during such year in Minimum Gain, including changes in Minimum Gain resulting from such sale or other disposition); and (ii) for purposes of determining the Capital Accounts in order to allocate Loss recognized from such sale or disposition pursuant to Sections 4.03 and 4.04, each Partner's Capital Account shall be reduced by the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

  Section 4.13. Minimum Interest of the General Partner. The interest of the General Partner in each item of the Partnership's income, gain, loss, deduction and credit shall at all times during the existence of the Partnership be equal to at least 1% of each such item.

                                  ARTICLE FIVE

                          Rights, Powers And Duties Of

                              The General Partner

  Section 5.01.  Authority of the General Partner to Manage the Partnership.

  A. The General Partner shall have the exclusive right and power to conduct the business and affairs of the Partnership and to do all things necessary to carry on the business of the Partnership in accordance with the provisions of this Agreement and applicable law, and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Except as expressly provided herein, the authority to conduct the business of the Partnership shall be exercised only by the General Partner. Subject to Section 5.01E, the General Partner may appoint, contract, or otherwise deal with any Person, including employees of its Affiliates, to perform any acts or services for the Partnership necessary or appropriate for the conduct of the business and affairs of the Partnership.

  B. No Limited Partner shall participate in or have any control whatsoever over the Partnership's business or have any authority or right to act for or bind the Partnership. The Limited Partners hereby unanimously Consent to the exercise by the General Partner of the powers conferred on it by this Agreement, subject to the restrictions and limitations set forth in this Agreement or the Act.

  C. Except to the extent otherwise provided herein, the General Partner is hereby authorized, without Consent of the Limited Partners, to:

          (i) execute any and all agreements (including the Purchase Agreements and the Management Agreements, which agreements shall be deemed to satisfy all requirements of this Agreement), contracts, documents, certifications and instruments necessary or convenient in connection with the acquisition, development, financing, management, maintenance, operation, sale or other disposition of the Partnership's properties and assets except as otherwise limited by this Agreement;

          (ii) borrow money from itself or others (including Affiliates of any general partner of the Partnership) and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the assets of the Partnership, such borrowing and security to be only with respect to the following: (a) the Deferred Purchase Debt, (b) any amounts advanced by the General Partner or an Affiliate of the General Partner (which amounts may or may not be secured) or any other lender to enable the Partnership to satisfy its obligations arising in the normal course of its business, to make payments of principal, interest, premium or penalty on any debt of the Partnership or to make capital repairs, improvements and expansions, provided any required Consent of the Limited Partners is obtained, (c) the Mortgage Debt, (d) amounts incurred exclusively for the purpose of a distribution to the Partners, (e) any indebtedness the incurrence of which has been specifically consented to by the Limited Partners under Section 5.02B, (f) any indebtedness incurred to refinance (and thereafter further refinance as often as shall be necessary) the unamortized portion of any of the foregoing from time to time and any expenses of such refinancing, or (g) any indebtedness that the General Partner otherwise has determined, in accordance with its fiduciary duties as a general partner, is in the best interests of the Partnership and the Limited Partners; provided, however, that in connection with the borrowing of money on a nonrecourse basis, no lender shall, unless permitted pursuant to Section 5.02B, be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

          (iii) prepay in whole or in part, refinance (to the extent permitted by clause (ii) above), fix the interest rate on, recast, modify or extend any debt affecting or encumbering any of the Partnership's property and in connection therewith to execute any extensions, consolidations, modifications or renewals of mortgages on any assets of the Partnership;

          (iv) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services, lend money or sell property to or purchase property from the General Partner or any Affiliate of the General Partner. No such dealing, engaging in business or providing of services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement for the purpose of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. The General Partner may on behalf of the Partnership enter into agreements to employ agents, attorneys, accountants, engineers, appraisers, or other consultants or contractors who may be Affiliates of the General Partner and may enter into agreements to employ Affiliates of the General Partner to provide further or additional services to the Partnership; provided that any employment of such Persons will be subject to Section 5.01E and will be on terms not less favorable to the Partnership than those offered by persons who are not Affiliates of the General Partner for comparable services;

          (v) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware, the states where the Hotels are located, and in each state where the Partnership has been qualified to do business;

          (vi) if such sale would be permitted under Section 5.02C, either sell the Partnership's interest in the Santa Clara Partnership or vote the Partnership's interest in the Santa Clara Partnership to permit a sale of the Santa Clara Hotel;

          (vii) take such actions (including, but not limited to, amending this Agreement) as the General Partner determines are advisable or necessary, based upon advice of counsel to the Partnership, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, to (a) preserve the tax status of the Partnership as a partnership for Federal income tax purposes, (b) to conform this Agreement to (i) the Act for the purpose of preserving the tax status of the Partnership as a partnership for Federal income tax purposes, or (ii) provisions of the Code or the Treasury regulations relating to taxation of partners and partnerships, including, without limitation, any changes thereto, or (c) in the event that any provision of the Code or the Treasury regulations causes the terms of this Agreement to differ to the detriment of the Limited Partners from the terms as contemplated by the Partners (as reflected in the Private Placement Memorandum), to modify this Agreement in a manner designed to ameliorate such difference; or

          (viii) take any action on behalf of the Partnership authorized, required, or permitted to be taken by the Partnership under the Santa Clara Partnership Agreement.

  D. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the Secretary or Assistant Secretary of the General Partner, thereunto duly authorized, as to:

          (i) the identity of the General Partner or any Limited Partner;

          (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to the acts by the General Partner or in any other manner germane to the affairs of the Partnership;

          (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; and

          (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

  E. Any agreements, contracts and arrangements between either the Partnership or the Santa Clara Partnership and the General Partner or any of its Affiliates, except for rendering legal, tax, financial, accounting, procurement and engineering services by employees of the General Partner and Affiliates of the General Partner, which agreements shall be on commercially reasonable terms, shall be subject to the following additional conditions:

          (i) such services, goods, or materials must be reasonably necessary to the prudent operation of the business of the Partnership;

          (ii) the General Partner or any such Affiliate must have the ability to render such services;

          (iii) such agreements, contracts or arrangements must be fair to the Partnership and reflect commercially reasonable terms and shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

          (iv) no rebates or give-ups may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement; and

          (v) no such agreement, contract or arrangement as to which the Limited Partners had previously given Consent may be amended in such manner as to increase the fees or other compensation payable to the General Partner or any such Affiliate or to decrease the responsibilities or duties of the General Partner or any such Affiliate in the absence of the Consent contemplated by Section 5.02B(iii).

     Section 5.02.  Restrictions on Authority of the General Partner.

     A. Without an amendment to this Agreement, which amendment shall require the unanimous Consent of all the Limited Partners, the General Partner shall not have authority on behalf of the Partnership to:

          (i) do any act in contravention of this Agreement;

          (ii) except as otherwise provided in this Agreement, do any act which would make it impossible to carry on the ordinary business of the Partnership;

          (iii) confess a judgment in excess of $250,000 against the Partnership;

          (iv) convert property of the Partnership to its own use, or possess or assign any rights in specific property of the Partnership for other than a purpose of the Partnership;

          (v) admit a Person as a Limited Partner or as a General Partner, except as provided in this Agreement;

          (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided for herein or under the Act;

          (vii) list, recognize, or facilitate the trading of the Interests (or any interests therein) on any "established securities market" within the meaning of section 7704 of the Code, or permit any of its Affiliates (or to the extent the General Partner has rights with respect thereto, the selling agents or any of their Affiliates) to take such actions, if as a result thereof the Partnership would be taxed for Federal income tax purposes as an association taxable as a corporation; or

          (viii) create for the Interests (or any interest therein) a "secondary market" (or the substantial equivalent thereof) within the meaning of section 7704 of the Code or otherwise permit, recognize or facilitate the trading of the Interests (or any interest therein) on any such market, or permit any of its Affiliates (or to the extent the General Partner has rights with respect thereto, selling agents or any of their Affiliates) to take such actions, if as a result thereof the Partnership would be taxed for Federal income tax purposes as an association taxable as a corporation.

     B. Without an amendment to this Agreement, which amendment shall require the Consent of the Limited Partners, the General Partner shall not have the authority on behalf of the Partnership to:

          (i) have the Partnership acquire interests in other hotel properties, or in other entities owning hotels, in addition to the Hotel Interests or in other assets not reasonably related to the conduct of the Partnership's business as set forth in Section 2.03;
          (ii) sell or otherwise dispose of or consent to the sale or disposition of any Hotel or the Partnership's interest in the Santa Clara Partnership (except as permitted in Section 5.02C below), or any interest in any of the foregoing, provided, however, that if it is proposed that the Partnership sell any Hotels or interests therein to the General Partner or an Affiliate of the General Partner, the Consent of the Limited Partners must be obtained after the following procedures are followed: (a) the General Partner shall give not less than 30 days' notice of the proposed sale to the Limited Partners, which notice shall set forth the price and other material terms and conditions on which the proposed transaction is to be effected; (b) the Partnership shall obtain three appraisals of the fair market sales value of the Hotel or Hotels to be sold, such appraisals to be prepared by independent, nationally recognized appraisers experienced in the valuation of hotel properties selected by the General Partner (the cost of all such appraisals to be borne by the General Partner or its Affiliate); (c) such appraiser shall not have, directly or indirectly, any material interest in or material business or professional relationship with the General Partner or any of its Affiliates and the compensation of each such appraiser shall be determined and embodied in a written contract before such appraisal is prepared; (d) the price at which the sale is effected shall not be less than the average of the three amounts determined by the three appraisers, disregarding entirely any appraisal that differs by more than 20% from the amount determined by the appraiser whose determination is between the highest and lowest of the amounts determined by the three appraisers (in the case of a purchase pursuant to the right of first refusal granted to the Manager, the price shall not be less than the higher of such average or the price offered to the Partnership by a third party); (e) the purchase price must be payable in cash; (f) no real estate commission may be paid by the Partnership in connection with such sale; and
     (g) the General Partner shall include copies of such appraisals with the aforesaid notice to the Limited Partners;

          (iii) effect any amendment to any agreement, contract or arrangement with the General Partner or any of its Affiliates (including, without Limitation, the Purchase Agreements and, if the Manager is an Affiliate of the General Partner, the Management Agreements) which reduces the responsibilities or duties of the General Partner as a general partner of the Partnership or any of its Affiliates under this Agreement or any other agreement, contract or arrangement, or which increases the compensation payable to the General Partner or any of its Affiliates, or which adversely affects the rights of the Limited Partners;

          (iv) incur debt of the Partnership except as set forth in Section 5.01C(ii);

          (v) agree to the addition of transient guest rooms at any Hotel unless
     (a) the Hotel has had an average occupancy rate of at least 70% for a consecutive period of at least 12 months immediately prior to commencement of construction of the addition; and (b) the Partnership has obtained debt financing to finance the costs of the addition on a nonrecourse basis as to all the Partners and the Partnership (including the General Partner), except as provided in Section 5.02B(viii);

          (vi) make any election to continue beyond its term, discontinue or dissolve the Partnership;

          (vii)  voluntarily withdraw as a General Partner;

          (viii) permit or cause the Partnership to incur any debt in excess of $250,000 (other than the Mortgage Debt, the Deferred Purchase Debt, and liabilities to Marriott and its Affiliates with respect to the Debt Service Guarantee or the Santa Clara Debt Service Advances) otherwise permitted to be incurred pursuant to the terms of this Agreement if such debt would not constitute in its entirety both "qualified nonrecourse financing" within the meaning of section 465(b)(6)(B) of the Code and the applicable Treasury regulations and a Nonrecourse Liability, unless (a) the General Partner, in accordance with its fiduciary duties as a general partner and taking into consideration the tax consequences to the Limited Partners, determines that such action is not detrimental to the best interests of the Limited Partners, or (b) the General Partner shall have obtained the Consent of the Limited Partners to such action;

          (ix) cause the Partnership to merge or consolidate with any other entity;

          (x) cause the Partnership to borrow any funds from the General Partner or any Affiliate of the General Partner unless such borrowing is in accordance with Section 5.01E and Section 5.06C;

          (xi) cause the Partnership to acquire any property from the General Partner and any Affiliate of the General Partner in exchange for Interests in the Partnership; or

          (xii) cause the Partnership to incur any debt that would result in Refinancing Proceeds, unless such Refinancing Proceeds are distributed to the Partners in the same taxable year in which the Partnership incurred such liability.


     C. Except as specifically set forth in this Section 5.02C, the General Partner shall have the power (i) to consent to any action by the Santa Clara Partnership requiring the consent of the Partnership under the Santa Clara Partnership Agreement and (ii) to take any action permitted to be taken by the Partnership under the Santa Clara Partnership Agreement. The General Partner shall not consent to any action by the Santa Clara Partnership requiring the consent of the Partnership under the Santa Clara Partnership Agreement (or vote the Partnership's interest in the Santa Clara Partnership to permit any such action) if such action, were it to be taken directly by the Partnership, would require an amendment to this Agreement with a specified Consent of the Limited Partners (or otherwise would have been prohibited) pursuant to Section 5.02A or
Section 5.02B unless and until such an amendment, with the specified Consent, shall have been obtained. Conversely, the Limited Partners shall be permitted to amend this Agreement to cause the Partnership to take any action permitted by the Partnership under the Santa Clara Partnership Agreement if such action, were it to be taken with respect to the Partnership, could be taken through an amendment to this Agreement by a specified Consent of the Limited Partners pursuant to Section 6.05B or Section 10.02 without the approval of the General Partner. Notwithstanding the foregoing or any provision of Section 5.02B, the General Partner shall be permitted to consent to a sale of the Santa Clara Hotel, or cause the Partnership to dispose of its entire interest in the Santa Clara Partnership, without the Consent of the Limited Partners, so long as the following conditions are satisfied:
          (i) such sale or disposition is to a Person other than the General Partner or an Affiliate thereof (other than an Affiliate solely by reason of the fact that the General Partner and/or its Affiliates have an interest equal to one percentage point or less in the acquiring Person);
          (ii) such sale is part of a transaction involving a sale of the Santa Clara Partnership's entire interest in the Santa Clara Hotel or a sale of either all or all but up to one percentage point of the aggregate interest of the other partners (other than the Partnership) in the Santa Clara Partnership (the "Other Santa Clara Partners");

          (iii) if the Manager is an Affiliate of the General Partner, the changes, if any, in the terms and conditions (including the compensation payable) under the Management Agreement with respect to the Santa Clara Hotel that will occur as a result of or in connection with such sale cannot, in the aggregate, be materially more beneficial to the Manager and its Affiliates than those in effect prior to the sale; and

          (iv) the total amount payable to the Other Santa Clara Partners and any Affiliates thereof in connection with or as a result of such sale, irrespective of how denominated (including, without limitation, compensation for services to be rendered other than pursuant to the Management Agreement, if the Manager is an Affiliate of the General Partner), and the terms on which such payments are to be made, shall be identical in all material respects to the total amount payable to the Partnership (and the terms on which such payments are to be made), subject to (a) repayment of the Santa Clara Mortgage Debt

     (or certain specified replacement debt with respect to the Santa Clara Hotel), Santa Clara Debt Service Advances, advances under the Debt Service Guarantee, and any other obligations of the Partnership required to be paid in connection with or as a result of such sale, (b) any adjustments necessary to reflect the retention by the Other Santa Clara Partners of up to a one percentage point interest in the event of a sale of their interest in the Santa Clara Partnership, and (c) payment of any amounts payable under the Management Agreement in connection with or as a result of such sale.

For purposes of this Section 5.02C, an interest of the General Partner or any Affiliate of any entity shall be considered to satisfy the "one percentage point" limitation set forth above only if the interest of the General Partner and/or its Affiliates in any cash, property, and tax attributes (or any items or portion thereof) of such entity in question can never exceed one percentage point under any circumstances.

Section 5.03.  Duties and Obligations of the General Partner.

     A. The General Partner shall take all action which may be necessary or appropriate for the acquisition, development, maintenance, preservation and operation of the properties and assets of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the General Partner shall be permitted to cause the Partnership to contract with other Persons for the direct performance of day-to-day management or operational services for the Hotels and other properties of the Partnership) and that the General Partner shall have no obligation to perform such services itself, the General Partner's obligation with respect thereto being limited to using its best efforts to cause the Partnership to locate and employ a manager or operator to perform such services.

     B. The General Partner shall not (i) directly or through a subsidiary engage in any business other than that of acting as a partner of the Partnership and the Santa Clara Partnership, (ii) pay dividends or make other distributions or payments on its stock or incur any obligations if, as a result, its net worth would be reduced below the requirement of Section 5.03D, (iii) merge or consolidate with another corporation except Marriott or a wholly owned direct or indirect subsidiary of Marriott, (iv) voluntarily dissolve, or (v) borrow any funds or become liable for any obligations of third parties except to the extent that any such borrowings or liabilities are directly related to meeting the financial needs of the Partnership and the Santa Clara Partnership. MPI and the General Partner agree that so long as the General Partner is the general partner of the Partnership, its parent company, MPI, will not transfer its stock of the General Partner except to a wholly owned, direct or indirect, subsidiary of Marriott, and Marriott and the General Partner agree that so long as the General Partner is the general partner of the Partnership, Marriott will not sell the stock of MPI unless the stock of the General Partner is thereafter owned by Marriott or a wholly owned, direct or indirect, subsidiary of Marriott.

     C. The General Partner shall devote to the Partnership and the Santa Clara Partnership such time as may be necessary for the proper performance of its duties hereunder, but the officers and directors of the General Partner shall not be required to devote their full time to the performance of duties of the General Partner.

     D. The General Partner shall use its reasonable best efforts to maintain at all times a net worth of $7.6 million in excess of its investment in the Partnership and the Santa Clara Partnership.

     E. The General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or owns property or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. If required by law, the General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are necessary to reflect the identity of the Partners and the amounts of their respective Capital Contributions.

     F. The General Partner shall be obligated to use its best efforts to remove any General Partner or Affiliate guarantee or personal liability with respect to any Partnership debt that was permitted under Section 5.02B(viii) hereof when such action was incurred, but that subsequently results or will result in material adverse tax consequences to the Limited Partners if (i) such guarantee or personal liability would no longer be permitted if such debt were first being incurred at the time of such adverse consequences and (ii) the removal of such guarantee or personal liability would substantially mitigate the material adverse tax consequences to the Limited Partners.

     G. Except as otherwise permitted in Section 5.02B(viii), the General Partner shall at all times conduct its affairs and the affairs of the Partnership and all of its Affiliates in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability on any Partnership Debt.

     H. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership, whether by way of withholding from distributions to the Partners or otherwise.

     I. The General Partner shall be under a duty to conduct the affairs of the Partnership in good faith and in accordance with the terms of this Agreement and in a manner consistent with the purposes set forth in Section 2.03. Nothing contained in this Agreement is intended or shall be construed to contract away the fiduciary duty of the General Partner to the Limited Partners.

     J. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

     K. The General Partner shall monitor the transfers of Interests to determine (i) if such Interests are being traded on an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of section 7704 of the Code, and (ii) whether additional transfers of Interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in IRS Notice 88.75 (or such other guidance subsequently published by the IRS setting forth safe harbors under which Interests will not be treated as "readily tradable on a secondary market" (or the substantial equivalent thereof) within the meaning of section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take (and cause its Affiliates to take) all steps reasonably necessary or appropriate to prevent any trading of Interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

     L. The General Partner shall maintain or cause to be maintained the subscription documents obtained from the Original Limited Partners to demonstrate that they meet the suitability standards employed in connection with the offering of Units pursuant to the Private Placement Memorandum and shall obtain a commitment from the Placement Agents to maintain the same record of information required of the General Partner.

     M. The General Partner shall make an advance to the Partnership in an amount equal to the amount, if any, that the Partnership is required to pay to the Santa Clara Partnership pursuant to its obligation to restore any deficit in its capital account balance under the Santa Clara Partnership Agreement. Any such advance shall bear interest at a rate equal to the Prime Rate plus one percentage point (or the highest lawful rate under the laws of the State of Delaware, whichever is less). Any such advance and all interest accrued thereon will be repaid as follows: (i) out of Cash Available for Distribution for any Fiscal Year to the extent the amount thereof exceeds the amount distributable to the Limited Partners with respect to such Fiscal Year pursuant to Section 4.06A(i); (ii) out of any Capital Receipts prior to a distribution thereof to the Partners; and (iii) in any event, ten (10) years from the date of such advance.

     Section 5.04. Compensation of General Partner. The General Partner as general partner of the Partnership shall not in such capacity receive any salary, fees, profits or distributions except for such allocations, distributions or payments to which it may be entitled under Article Three, Article Four, Article Five or Article Eight. Notwithstanding the foregoing, however, the Partnership shall reimburse the General Partner or its Affiliates for the cost of providing any administrative or other services required or contemplated by this Agreement.

     Section 5.05. Other Business of Partners. Any Limited Partner may engage independently or with others in other business ventures of every nature and description. Nothing in this Agreement shall be deemed to prohibit any Affiliate of the General Partner from dealing, or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development or operation of hotels, motels, restaurants or other food and lodging facilities and receiving compensation therefor. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership could be taken by the Partnership, and any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner or fiduciary) or to recommend to others any such particular opportunity.

     Section 5.06.  Limitation on Liability of General Partner; Indemnification.

     A. Other than pursuant to Section 5.07, the General Partner shall not be liable to the Partnership or any Limited Partner because any taxing authority disallows or adjusts any deductions or credits in the Partnership income tax returns unless such action by the taxing authority is due to the negligence of the General Partner. The indemnification under this subsection is not broader than any other indemnification contained in this Section 5.06. Subject to this
Section 5.06, the General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners or for any portion thereof, it being expressly understood that any return of capital shall be made solely from the assets of the Partnership; nor shall the General Partner be required to pay to the Partnership or to any Limited Partner any deficit in the Capital Account of any Partner upon dissolution or otherwise, except as otherwise provided in
Section 8.02D.

     B. The General Partner shall have no liability, responsibility or accountability in damages or otherwise to any other Partner or to the Partnership for, and the Partnership agrees to indemnify, pay, protect and hold harmless the General Partner (on the demand of and to the reasonable satisfaction of the General Partner and to the extent permitted by law) from and against any and all liabilities, losses, judgments and expenses of any kind or nature whatsoever (including, without limitation, all costs and expenses of defense, appeal and settlement of any and all claims and any and all suits, actions or proceedings instituted against the General Partner or the Partnership and all costs of investigations in connection therewith) which may be imposed on, incurred by, or assessed against the General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership, or on the part of the General Partner as the general partner of the Partnership including any action or inaction in connection with the General Partner acting as Tax Matters Partner or Designated Person under Section 5.07, if, but only if, (i) the action or inaction of the General Partner giving rise thereto was determined by the General Partner, in good faith, to be in the best interests of the Partnership and such action or inaction shall have been within the scope of the authority granted to it by this Agreement or by law or by the Limited Partners in accordance with this Agreement; and (ii) the General Partner and its Affiliates were not guilty of negligence, fraud, misconduct, or breach of fiduciary duty to the Partnership or any Partner. The satisfaction of the obligations of the Partnership under this
Section 5.06 shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The provisions of this indemnification shall also extend to any Person performing services for the Partnership on behalf of the General Partner, within the scope of its authority as the General Partner of the Partnership, who is an Affiliate of the General Partner, so long as such Person satisfied the requirements of clauses (i) and (ii) above. Notwithstanding any other provision of this Agreement, the Partnership shall not incur any cost in excess of the cost of insuring the Partnership itself in respect of any liability insurance that insures the General Partner or any other Person for any liability with respect to which indemnity would be prohibited under this Section 5.06B.

     C. The General Partner shall have no liability or responsibility hereunder to make loans, advances or additional Capital Contributions to the Partnership except as specified in Sections 3.04, 5.03M and 8.02D and except as may otherwise be provided as a matter of law or under the Mortgage Debt. However, except for advances made pursuant to the Debt Service Guarantee, the Santa Clara Debt Service Advances, or Section 5.03M which advances will be repaid in accordance with the terms of such Guarantee, the terms of the Santa Clara Partnership Agreement, or the terms of Section 5.03M, as the case may be, to the extent the General Partner or any of its Affiliates advances any funds, to meet any liabilities or obligations of the Partnership, any such advances shall be deemed loans to the Partnership by the General Partner and shall accrue interest per annum at one percentage point in excess of the Prime Rate (or the highest lawful rate under the laws of the State of Delaware, whichever is less) payable in arrears on the first day of each Fiscal Quarter and such amounts shall be due and payable upon that date which is the tenth anniversary of the date on which any such advances were made; provided, however, that any and all such advances shall be paid prior to distributions to Partners out of any Cash Available for Distribution to the Partners, upon the liquidation or dissolution of the Partnership, or the sale of a Hotel and the receipt by the Partnership of the proceeds of such sale. No advance may be made by the General Partner or any of its Affiliates under this Section 5.06C that is directly or indirectly used (i) to permit the Partnership to make a required debt service payment with respect to the Hotel Mortgage Debt (and any replacement financing therefor) unless and to the extent such payment is in excess of the amount then available to the Partnership under the Debt Service Guarantee, or (ii) to permit the payment of a required debt service payment with respect to the Santa Clara Mortgage Debt (and any replacement financing therefor) unless and to the extent that such payment is in excess of the Cash Flow Available for Santa Clara Mortgage Debt Service (as defined in the Santa Clara Partnership Agreement), or (iii) to permit the Partnership to restore any deficit in its capital account balance under the Santa Clara Partnership Agreement. Any advance made pursuant to the preceding sentence shall be repaid with the proceeds of an advance pursuant to the Debt Service Guarantee or the Santa Clara Debt Service Advances, as the case may be, as soon as such an advance would be permitted.

     D. Notwithstanding the foregoing, neither the General Partner nor any other Person specified in Section 5.06B nor any Person acting as an underwriter or broker-dealer on behalf of the Partnership shall be indemnified by the Partnership for liabilities arising under Federal and state securities laws unless (i) there has been a successful adjudication in favor of the indemnitee on the merits of each count involving alleged securities law violations, or such claims against the indemnitee have been dismissed with prejudice on the merits by a court of competent jurisdiction, and, in either case, indemnification of litigation costs is approved by a court of competent jurisdiction, or (ii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position, if available, of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission and any of the state securities commissions that require such actions with respect to the issue of indemnification for securities law violations. Notwithstanding any other provision of this Agreement, the Partnership shall not incur the cost of any liability insurance that insures the General Partner or any other Person for any liability with respect to which indemnity would be prohibited under this Section 5.06D.

     E. The Partnership may not advance funds for expenses or other costs incurred by the General Partner (or any other Person described in Section 5.06B) in defending any threatened or pending action, suit or proceeding subject to this Section 5.06.

     Section 5.07. Designation of Tax Matters Partner and Designated Person for Purposes of Investor List.

     A. The General Partner shall act as the Tax Matters Partner of the Partnership, as provided in Treasury regulations pursuant to section 6231 of the Code and as the Designated Person for purposes of maintaining the Investor List. Each Partner hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval.

     B. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner (or assignee) to the IRS.

     C. To the extent and in the manner provided by applicable Code sections and Treasury regulations thereunder, the Tax Matters Partner shall inform each Partner of administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

     D.  The Tax Matters Partner is authorized, but not required:

          (a) to enter into any settlement with the IRS with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and Treasury regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in section 6231 of the Code) or a member of a "notice group" (as defined in section 6223(b) (2));

          (b) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (c) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (d) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (e) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (f) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     E. Notwithstanding any other provision of this Agreement, but subject to Sections 5.06B and 5.06D of this Agreement, the Partnership shall indemnify and reimburse, to the full extent provided by law, the Tax Matters Partner for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Partners, the payment of all such expenses to be made before the distribution of Cash Available for Distribution to the Partners. Neither the General Partner nor any of its Affiliates nor any other Person shall be obligated to provide funds for such purpose.

     F. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.06 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                  ARTICLE SIX

                             WITHDRAWAL AND REMOVAL
                               OF GENERAL PARTNER



     Section 6.01.  Limitation on Voluntary Withdrawal.  Except as permitted in
Section 5.02B, the General Partner shall not have the right (but shall have the power) to retire or withdraw voluntarily from the Partnership. Prior to any voluntary withdrawal, the General Partner shall give the Limited Partners notice of its intention to withdraw at least 90 days in advance of such withdrawal and the Limited Partners may, by Consent of the Limited Partners, elect a substitute General Partner. If a substitute General Partner is elected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business of the Partnership without dissolution. The General Partner shall not sell, transfer or assign its entire general partnership Interest or any portion thereof other than as provided below. The General Partner shall be permitted to assign its rights to up to 80% of its interest in the Net Profits, Net Losses, Losses, Gains, Cash Available for Distribution, Capital Receipts and other allocations and distributions only to a wholly owned Affiliate, subject to the following conditions: (i) the General Partner shall not be permitted to assign such rights unless the General Partner receives an opinion of counsel that such assignment shall not cause any adverse tax consequences to the Partnership or the Limited Partners or cause a default on any Partnership debt obligation; and (ii) notwithstanding anything to the contrary set forth in this Agreement and notwithstanding such assignment by the General Partner of its Interest in the Net Profits, Net Losses, Gains, Losses, Cash Available for Distribution, or Capital Receipts as provided above, upon any such assignment (A) the General Partner shall not cease to be a general partner of the Partnership, and shall continue to be a general partner of the Partnership, and (B) the General Partner shall not cease to have any and all rights and powers of a general partner under this Agreement and the Act and the power to exercise any and all rights and powers of a general partner under this Agreement and the Act and shall continue to have any and all such rights and powers and the assignee shall not acquire any such rights and powers of a general partner.

     Section 6.02. Bankruptcy or Dissolution of the General Partner. In the event of the bankruptcy of the General Partner or other event that causes the General Partner to cease to be a General Partner under sections 17-402(6), (7),
(8), (9) or (10) of the Act, the General Partner shall immediately cease to be the General Partner and its Interest shall terminate; provided, however, that such termination shall not affect any rights or liabilities of the General Partner which matured prior to such event, or the value, if any, at the time of such event of the Interest of the General Partner.

     Section 6.03. Liability of Withdrawn General Partner. If the General Partner shall cease to be General Partner of the Partnership, it shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal shall have become effective. If the General Partner withdraws in violation of this Agreement, (i) the General Partner's Interest as General Partner in the Partnership shall be treated as the Interest of a removed General Partner under
Section 6.04, shall be reduced by 50%, and shall be subject to purchase in the same manner as the interest of a removed General Partner; and (ii) the Partnership shall be entitled to recover from the withdrawn General Partner damages for breach of this Agreement and offset such damages against the amount, if any, otherwise distributable to it in addition to any remedies otherwise available under applicable law. Such reduction of the General Partner's interest is not a penalty.

     Section 6.04. Removal of General Partner. In the event of the removal of the General Partner pursuant to Section 10.02B, the removed General Partner's Interest as General Partner in the Partnership shall be reduced by fifty percent (50%) and shall become a limited partner interest but without any voting or consensual rights which other Limited Partners may have, except the right to continue the business of the Partnership and to appoint one or more general partners as provided in Section 6.05A. Such reduction of the General Partner's interest is not a penalty. In the event of the removal of the General Partner pursuant to Section 10.02B, then the Partnership shall have the right (but not the obligation) to purchase the removed General Partner's interest in the Partnership (determined after giving effect to the preceding sentence) within 60 days of such removal (or if later, upon the determination of the "fair market value" of such interest as set forth below) at the "fair market value" of such interest. For purposes of the preceding sentence, the "fair market value" of the removed General Partner's Interest in the Partnership shall be the amount agreed to between the Partnership and the removed General Partner or, in the absence of such an agreement, the amount determined by an independent appraiser selected by the Partnership and the removed General Partner (provided that, if the parties cannot agree upon such an appraiser, then each party shall select an appraiser and the two appraisers selected by the parties shall select a third appraiser, with the "fair market value" of the removed General Partner's Interest to be determined by the average of the amounts determined by the three appraisers, disregarding entirely any appraisal that differs by more than twenty percent (20%) from the amount determined by the appraiser whose determination is between the highest and lowest of the amounts determined by the three appraisers). Payment of the purchase price for the removed General Partner's Interest may be made, at the election of the Partnership, in cash or by a promissory note bearing interest at the Prime Rate (but not higher than the maximum lawful rate) and providing for payment of principal in five equal annual installments. The expense of all appraisals pursuant to this Section 6.04 shall be borne equally by the Partnership and the removed General Partner.

     Section 6.05.  Continuation and Reconstitution.

     A. Upon the occurrence of an event described in Section 8.01A(ii), (iii), or (iv), any remaining General Partner and any substitute General Partner shall be obligated to continue the business of the Partnership without dissolution.
In the event that, upon the occurrence of such an event, there is no remaining General Partner or substitute General Partner or the sole remaining or substitute General Partner fails to continue the business of the Partnership in breach of this Agreement, then the Partnership shall be dissolved and its affairs shall be wound up unless, within 90 days after the occurrence of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners.

     B.  If, upon the occurrence of an event described in Section 8.01A(ii),
(iii), or (iv) at a time when there is no remaining or substitute General Partner or the sole remaining or substitute General Partner fails to continue the business of the Partnership in breach of this Agreement, the Partnership is not continued in accordance with Section 6.05A, then, within an additional 90 days after the period referred to above, the Limited Partners, by Consent of the Limited Partners, may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement (except to the extent that such terms are amended by Consent of the Limited Partners in order to reflect the interests, allocations, fees, benefits, rights, duties, and obligations of the successor general partner) and having as a general partner a Person approved by a Consent of the Limited Partners.
Except as amended by Consent of the Limited Partners as aforesaid, the successor general partner shall have all of the rights, duties, and obligations of the former General Partner and shall have a 1% interest in the Net Profits, Net Losses, Gains, Losses, Cash Available for Distribution, Capital Receipts, and other allocations and distributions. Upon any such Consent of the Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within 180 days after the occurrence of an event described in such Section, the Partnership shall continue only activities necessary to wind up its affairs. If such an election is so made within 180 days after the occurrence of such an event, then:

          (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.04 unless earlier dissolved in accordance with the terms of this Agreement;
          (ii) if the successor general partner is not the former General Partner, then, subject to Section 6.04, the interest of the former General Partner shall be treated thenceforth as a limited partner interest; and

          (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to this Agreement;


provided that the right of the Limited Partners, by Consent of the Limited Partners, to approve a successor general partner and to reconstitute and to continue the business of the Partnership, as provided in this Section 6.05B, shall be void ab initio if prior to or within 15 days after such vote either:
(A) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without adversely affecting the liability of the Limited Partners under the Act or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect; or (B) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without changing the Partnership's status as a partnership for Federal income tax purposes, or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect or the IRS shall have issued a ruling to such effect.


                                 ARTICLE SEVEN

                             ASSIGNABILITY OF UNITS

     Section 7.01. Restrictions on Assignments. After the admission to the Partnership of the Limited Partners, a Limited Partner shall have the right to assign any Interest, subject to the following limitations:

     A. No assignment of any Interest may be made other than on the first day of a Fiscal Quarter; provided, however, that this restriction on the timing of assignment shall not apply to (i) any transfer of Units by Limited Partners to MHP II Acquisition Corp. pursuant to MHP II Acquisition Corp.'s Offer to Purchase for Cash All Outstanding Units of Limited Partnership Interest, dated April 18, 1996 or (ii) any subsequent assignment of any Units by MHP II Acquisition Corp.

     B. The General Partner may prohibit any assignment of an Interest in the Partnership if, in the opinion of legal counsel to the Partnership, such assignment would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any Federal or state securities or Blue Sky laws (including any investment suitability standards) or regulations applicable to the Partnership or the Units. With respect to any proposed assignment within one year of the admission of any Limited Partner whose Unit is to be transferred, the General Partner will require an opinion from counsel of the assignee of the Interest to the effect that no such filing would be required and that no such violation would occur as a result of such assignment.

     C. No purported assignment by a Limited Partner of any Unit, after which the assignor or the assignee would hold a fraction of a Unit (other than one-half of a Unit), will be permitted or recognized.

     D. No transfer or assignment on any date of any Interest may be made to any Person if (i) in the opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of section 7704 of the Code.

     E. No assignment of any Interest may be made to any Person unless such Person agrees in writing that such Person will not, directly or indirectly, create for the Units, or facilitate the trading of Units on, a "secondary market" (or the substantial equivalent thereof), within the meaning of section 7704 of the Code.

     F. No assignment of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership or the Santa Clara Partnership not being able to obtain or continue in effect any license permitting the service or sale of alcoholic beverages in a Hotel.

     G. No assignment of any Interest may be made to any Person who is not a "United States person" within the meaning of section 7701(a)(30) of the Code.

     H. No assignment of any Interest may be made to any Person generally exempt from Federal income tax under section 501 of the Code or otherwise.

     No purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied. The General Partner is authorized to impose any other limitations or restrictions on the assignment of Interests to the extent that it, in the exercise of its reasonable discretion and based upon the advice of counsel to the Partnership, determines such further limitations or restrictions are necessary or advisable to protect the Partnership from being considered a "publicly traded partnership" within the meaning of section 7704 of the Code. The General Partner shall, from time to time, review the limitations and restrictions on the assignment of Interests set forth in Section 7.01D and Section 7.01E or imposed pursuant to the preceding sentence and the Federal income tax law, regulations, and rulings applicable thereto, and shall eliminate or modify any such limitation or restriction to make it less restrictive on assignment of Interests if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without causing the Partnership to be considered either a "publicly traded partnership," within the meaning of section 7704 of the Code, or an association taxable as a corporation under the applicable federal income tax laws.

     Section 7.02.  Assignees and Substituted Limited Partners.

     A. If a Limited Partner dies, the executor, administrator or trustee, or if a Limited Partner is adjudicated incompetent or insane, the committee, guardian or conservator, or, if a Limited Partner becomes bankrupt, the trustee or receiver of the estate, shall have all the rights of a Limited Partner for the purpose of settling or managing the estate and such power as the decedent or incompetent possessed to assign all or any part of the Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner in and of itself shall not dissolve the Partnership.

     B. Except for an assignment permitted by the proviso to Section 7.01A, the Partnership will not recognize for any purpose any assignment of any Interest unless there shall have been filed with the Partnership not less than 15 days prior to the first day of the next Accounting Period commencing following such filing, a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and the assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement and represents that such assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Irrespective of whether or not any successor to a Limited Partner or an assignee of a Limited Partner's Interest hereunder provides the aforesaid instruments, any such Person shall be bound by the terms and provisions of this Agreement. As a condition to any voluntary assignment of an Interest, the General Partner may require that the assignor or the assignee of the Interest or their representatives provide to the Partnership information sufficient to permit counsel to the Partnership to determine that the assignment is not prohibited by this Article Seven.

     C. Subject to the provisions of this Section 7.02C, no assignee of a Limited Partner's Interest shall be entitled to become a Substituted Limited Partner unless: (i) the General Partner shall have given its written consent thereto, which consent may be withheld in its absolute discretion; (ii) the transferring Limited Partner and the assignee shall have executed and acknowledged such other instrument or instruments as the General Partner may deem necessary or desirable to effect such admission; (iii) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended, and executed a power of attorney similar to the power of attorney granted in this Agreement; and (iv) the assignee shall pay or obligate itself to pay, as the General Partner may require, all reasonable expenses incurred in connection with his admission as a Substituted Limited Partner. An assignee of a Limited Partner's Interest shall become a Substituted Limited Partner only when the General Partner has reflected the admission of such Person as a Limited Partner in the books and records of the Partnership. The General Partner shall take action once each Fiscal Quarter to reflect in the books and records all

Persons, if any, admitted to the Partnership as Substituted Limited Partners since the last such action.

     D. Limited Partners who shall have assigned all of their Interests in accordance with the provisions of this Article Seven shall cease to be Limited Partners of the Partnership with respect to such Interests as of the date that such assignment is given effect by the Partnership in accordance with the terms of this Article Seven. A purported assignment of an Interest not in accordance with the provisions of this Article Seven shall not be given effect for any purpose.

     E. Any Person who is the assignee of the Interest of a Limited Partner in accordance with the terms of this Article Seven, and who has satisfied the requirements of Sections 7.01, 7.02B, and 7.02C shall become a Substituted Limited Partner when the General Partner has accepted such Person as a Limited Partner and the books and records of the Partnership reflect such Person as admitted to the Partnership as a Limited Partner and when such Person shall have satisfied the conditions of Section 11.02A and shall have paid all reasonable legal fees and filing costs in connection with the substitution as a Limited Partner; provided, however, that the General Partner's Consent to the substitution of any assignee of an Interest as a Substituted Limited Partner may be granted or withheld in its sole discretion.

     F. Any Person who is the assignee of any of the Interest of a Limited Partner in accordance with the terms of this Article Seven, but who does not become a Substituted Limited Partner shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of Net Profits, Gain, Net Losses, Loss, and any specially allocated items attributable to the Partnership Interests assigned to such Person, but shall not be deemed to be a holder of Units for any other purpose under this Agreement. In the event any such Person desires to make a further assignment of any such Interests, such Person shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as any Limited Partner desiring to make an assignment of the Interests.

     G. Any Limited Partner who assigns or exchanges all or any portion of a Unit must notify the Partnership of such assignment or exchange. Such notification must be in writing and must be within fifteen days of the exchange. Such notification must include the names and addresses of the transferor and transferee, the taxpayer identification numbers of the transferor and the transferee, the date of the assignment or exchange, and any other information required by the General Partner.

     H. There shall be no restrictions on the assignments of Interests except as provided in Article Six or this Article Seven.

                                 ARTICLE EIGHT

                          DISSOLUTION AND LIQUIDATION
                               OF THE PARTNERSHIP

     Section 8.01.  Events Causing Dissolution.

     A. The Partnership shall be dissolved and its affairs wound up on the first to occur of the following events:

               (i) the bankruptcy of the Partnership; or

               (ii) the withdrawal (whether or not in accordance with this Agreement) or removal of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the

     Partnership pursuant to its obligation under Section 6.05A or the Partnership is continued pursuant to Section 6.05A; or

               (iii) the bankruptcy of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 6.05A or the Partnership is continued pursuant to
     Section 6.05A; or

               (iv) the occurrence of any event listed in sections 17-402 (6),
     (7), (8), (9), or (10) of the Act where the General Partner shall cease to be a general partner unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 6.05A or the Partnership is continued pursuant to Section 6.05A; or

               (v) the sale or other disposition of all or substantially all of the property of the Partnership; or

               (vi) action of the Limited Partners pursuant to Section 10.02B(ii); or

               (vii)  the expiration of the term of the Partnership; or

               (viii) any event that makes it unlawful for the business of the Partnership to be carried on or for the Partners to carry it on in a limited partnership.


Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to dissolution. The Partnership shall not terminate until the assets of the Partnership shall have been liquidated as provided in Section
8.02 and all proceeds therefrom have been collected and distributed. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners as such, shall continue to be governed by this Agreement.

     B. Except as otherwise provided in Section 8.02D, the Partners shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and their Capital Contribution thereto, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any other Limited Partner.

     Section 8.02.  Liquidation.

     A. Upon dissolution of the Partnership and the failure to reconstitute the Partnership as provided in Section 6.05B, the General Partner (or if the dissolution is caused by the withdrawal, retirement, bankruptcy, dissolution, or removal of the General Partner, then the Person designated as "liquidating trustee" by the Consent of the Limited Partners, which "liquidating trustee" shall have all of the powers of the General Partner under this Agreement for purposes of liquidating and winding up the affairs of the Partnership) (the term "General Partner" as used in this Section 8.02 shall be deemed to mean the "liquidating trustee" where appropriate) shall liquidate the assets of the Partnership and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

          (i) to the payment of the expenses of the liquidation;

          (ii) in satisfaction of Partnership Debt and all other liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to creditors of the Partnership other than Partners who are creditors;

          (iii) in satisfaction of any liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to Partners who are creditors of the Partnership; and

          (iv) to the General Partner and to the Limited Partners, in proportion to the net balances in their respective Capital Accounts (after the adjustments required pursuant to Article Four of this Agreement in respect of Net Profits, Net Losses, Gains, and Losses have been reflected therein), to reduce any net balances then existing in the Capital Accounts of the Partners.


     B. Notwithstanding the foregoing, in the event the General Partner shall determine that an immediate sale of all or part of the Partnership's assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, after having given Notification to all the Limited Partners, to the extent not then prohibited by the limited partnership act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, may defer liquidation of and withhold from distribution for a reasonable time (not to exceed three years) any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

     C. The General Partner shall cause the liquidation and distribution of all the Partnership's assets and shall cause the cancellation of the Partnership's certificate of limited partnership upon completion of winding up the business of the Partnership.

     D. Upon the dissolution and termination of the Partnership or a liquidation of the Interest of the General Partner, if, after giving effect to Sections 8.02A through 8.02C hereof for the Fiscal Year in which such dissolution or liquidation occurs, there shall be a deficit in the Capital Account of the General Partner, while there is a positive balance in the Capital Account of any other Partner, the General Partner shall contribute to the Partnership (in cash) the amount of such deficit, which thereupon shall be distributed by the Partnership pro rata to any Partners possessing positive balances in their respective Capital Accounts. Such contribution by the General Partner is to be made to the Partnership not later than the close of the taxable year in which the dissolution or liquidation (as defined in section 1.704.1(b)(2)(ii)(g) of the Treasury regulations) occurs.


                                  ARTICLE NINE

                         BOOKS AND RECORDS, ACCOUNTING,
                          REPORTS, TAX ELECTIONS, ETC.

     Section 9.01.  Books and Records.

     A. The books and records of the Partnership shall be maintained by the General Partner in accordance with applicable law at the principal office of the Partnership and shall be available for examination at such location by any Partner or such Partner's duly authorized representatives at any and all reasonable times for any purpose reasonably related to the Partner's Interest in the Partnership.

     B. Each Limited Partner, and each such Limited Partner's duly authorized representative, shall have the right, at reasonable times and at such Limited Partner's own expense, upon prior written notice to the General Partner (which notice shall be given a reasonable length of time in advance in light of the scope of such request, but which need not be given more than five business days in advance), and only for any purpose reasonably related to the Partner's Interest in the Partnership, (i) to have true and full information regarding the status of the business and financial condition of the Partnership as is possessed by the General Partner; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information as is possessed by the General Partner concerning the operation of the Partnership, including copies of the Federal, state, and local income tax returns of the Partnership; (iii) to have a current list of the name and last known business, residence, or mailing address of each Partner mailed to such Limited Partner or representatives; (iv) to have true and full information regarding the amount of cash and a description and statement of the value of any property or services contributed to the Partnership as of the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

     Section 9.02. Accounting and Fiscal Year. The books of the Partnership will be kept in accordance with generally accepted accounting principles. The Partnership will report its operations for tax purposes on the accrual method. The Fiscal Year of the Partnership shall end December 31 in each year.

     Section 9.03.  Bank Accounts and Investments.   The bank accounts of the
Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits or deposits in members of the Federal Home Loan Bank System. Except as expressly permitted pursuant to the Management Agreement, the funds of the Partnership shall not be commingled with the funds of any other Person.

     Section 9.04. Reports. The General Partner shall deliver to each Partner the following:

     A. As soon as practicable but in no event later than 75 days after the end of each Fiscal Year of the Partnership such information as shall be necessary for the preparation by such Partner of a Federal income tax return, and state income or other tax returns with regard to the jurisdictions in which the Hotels are located. Such information shall include computation of the distributions to such Partner and the allocation to such Partner of the Net Profits or Net Losses, as the case may be, and any Gain or Loss, as the case may be, recognized by or allocated to the Partnership on the sale of a Hotel or other Partnership properties during such Fiscal Year; and

     B. Within 120 days after the end of each Fiscal Year of the Partnership, a report prepared by the General Partner which report shall set forth the following:

          (i) a statement of assets, liabilities and Partners' capital, a statement of income and expenses on an accrual basis and a statement of cash flow and a statement of changes in Partners' capital, prepared by the General Partner on the accrual basis of accounting, in accordance with generally accepted accounting principles, which statements are to be audited and reported on by a firm of independent public accountants selected by the General Partner, setting forth its opinion as to the items in this clause (i);

          (ii) the balances in the Capital Accounts of the Limited Partners in the aggregate and of the General Partner and the identity and amount of all sources of cash distributed or to be distributed to the Partners in respect of such Fiscal Year;

          (iii) a report (which need not be audited) summarizing the fees, commissions, compensation and other remuneration and reimbursed expenses paid by the Partnership for such Fiscal Year to the General Partner or any Affiliate of the General Partner and the services performed for the Partnership in connection therewith;

          (iv) a report of the activities of the Partnership for such Fiscal Year; and

          (v) a budget (which need not be audited) setting forth the expected Net Profits or Net Losses per Unit, for the current Fiscal Year.



     C. Within 75 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Quarter then ended (i) a balance sheet (which need not be audited); (ii) a profit and loss statement (which need not be audited) (all of the foregoing statements to be prepared in accordance with generally accepted accounting principles); and (iii) any other pertinent information regarding the Partnership and its activities during the period covered by the report.

     D. Concurrent with the report sent pursuant to Section 9.04C for the third Fiscal Quarter of each Fiscal Year, the Partners will be furnished an estimate of Net Profits or Net Losses per Unit for such Fiscal Year.

     E. The General Partner may prepare and deliver to the Limited Partners from time to time in its sole discretion during each Fiscal Year, in connection with cash distributions or otherwise, unaudited statements showing the results of operations of the Partnership to the date of such statement.

     F. The General Partner shall prepare and file such registration statements, annual reports, quarterly reports, current reports, proxy statements and other documents, if any, as may be required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

     Section 9.05.  Tax Depreciation and Elections.

     A. With respect to all depreciable assets of the Partnership, the General Partner may, in its sole discretion, elect to use such depreciation method for Federal tax purposes as it deems appropriate and in the best interest of the Partners generally.

     B. The General Partner shall be permitted in any Fiscal Year to make an election under section 754 of the Code and such other tax elections under Federal, state or local law as it may from time to time deem necessary or appropriate.

     Section 9.06. Interim Closing of the Books. There shall be an interim closing of the books of account of the Partnership (i) at the date of the admission to the Partnership of Original Limited Partners, (ii) at any time a taxable year of the Partnership ends pursuant to the Code and (iii) at such other times as the General Partner shall determine are required by good accounting practice or may be appropriate under the circumstances.

     Section 9.07. Information from Limited Partners. The Limited Partners shall, within 30 days of a written request by the General Partner, furnish to the General Partner such information or execute such forms or certificates as the General Partner shall reasonably require for the purpose of complying with Federal, state or other tax requirements.


                                  ARTICLE TEN

                           MEETINGS AND VOTING RIGHTS
                              OF LIMITED PARTNERS


     Section 10.01.  Meetings.

     A. Meetings of the Limited Partners for any purpose may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by holders of 10% or more of the Units held by Limited Partners. Such request and any notification from the General Partner shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. If the meeting is called pursuant to such request, notification of any such meeting shall be sent to the Limited Partners by certified mail within ten business days after receipt of such a request and any such meeting shall be held on a date not less than 15 nor more than 60 days after receipt of such request. Any meeting may be held at the principal office of the Partnership or at such other location within the United States as the General Partner may deem appropriate or desirable. In addition, the General Partner may, and, upon receipt of a request in writing signed by holders of 25% or more of the Units held by Limited Partners, the General Partner shall submit any matter (upon which the Limited Partners are entitled to act by Consent of the Limited Partners) to the Limited Partners for a vote by written Consent without a meeting. For purposes of determining whether the requisite approval has been obtained on any matter upon which the Limited Partners are entitled to act by written Consent without a meeting, a majority of the Units held by Limited Partners (which, in the case of an Interested Transaction, must include a majority of the Units held by Limited Partners other than the General Partner and its Affiliates) shall be considered to constitute the Limited Partners "present and entitled to vote on the matter" for purposes of the definition of "Consent of the Limited Partners."

     B. Notification of any such meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting, to the Limited Partners at their record addresses, or at such other address which they may have furnished in writing to the General Partner. Such Notification shall be in writing, and shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notification of the adjourned meeting. The presence in person or by proxy of holders of a majority of the Units held by Limited Partners (which, in the case of an Interested Transaction, must include a majority of the Units held by Limited Partners other than the General Partner and its Affiliates) shall constitute a quorum at all meetings of the Limited Partners (which shall, for purposes of the definition of "Consent of the Limited Partners," be considered to constitute the Limited Partners "present and entitled to vote on the matter"); provided, however, that if there be no such quorum, holders of a majority of the Units held by Limited Partners so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of disapproving at the beginning of the meeting the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notification.

     C. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, or entitled to Consent to any matter upon which the Limited Partners are entitled to act by written Consent without a meeting, the General Partner may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall be not more than 60 days nor less than 10 days before any such meeting or any such solicitation of written Consents without a meeting.

     D. The Limited Partners may authorize any Person to act for them by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or the Partner's attorney-in-fact. No proxy shall be valid beyond the period permitted by law. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

     E. At each meeting of Limited Partners, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate.

     F. As and to the extent that the Securities Exchange Act of 1934 is applicable to the procedural rules governing any meeting of Limited Partners (including any proxies or proxy statement related thereto), the provisions of such act shall take precedence over any provision of this Section 10.01 which may be inconsistent therewith.

     Section 10.02.  Special Voting Rights of Limited Partners.

     A. If at any time any agreement (including the Management Agreements, if the Manager is an Affiliate of the General Partner), pursuant to which operating management of any property of the Partnership (or the Santa Clara Partnership) is vested in the General Partner or an Affiliate of the General Partner, provides that the Partnership (or the Santa Clara Partnership) has a right to terminate such agreement as a result of the failure of the operation of such property to attain any economic objective or as a result of a default of the General Partner or such Affiliate thereunder, the Limited Partners, without the Consent of the General Partner, may by an amendment to this Agreement, which amendment shall require the Consent of the Limited Partners, require the Partnership (or the Santa Clara Partnership) to terminate such agreement. If the Partnership (or the Santa Clara Partnership) terminates any such agreement, the duties previously performed by the General Partner or its Affiliate under the agreement may only thereafter be performed by the General Partner or any of its Affiliates if the Partnership Agreement is thereafter amended with the Consent of the Limited Partners, to permit such performance.

     B. To the extent not inconsistent with the Act or other applicable law, in the event that the General Partner (i) has committed a material breach of its obligations under Section 5.03 and not, within 30 days thereafter, remedied such breach, (ii) has breached the restrictions under Section 5.02 (provided that in case of Section 5.02B(x), such breach must be material and not have been remedied within 30 days thereafter), (iii) has committed any act of fraud, (iv) has committed and not, within 30 days, remedied any act of bad faith, gross negligence or breach of fiduciary duty of loyalty, or (v) has committed a breach of any other provision of this Agreement and not remedied the same within 30 days after receipt of notice thereof, in carrying out its duties as the general partner, the Limited Partners may, by Consent of the Limited Partners without the Consent of the General Partner, vote to:

          (i) amend this Agreement; provided, however, that (a) the allocable percentage interests of the Partners in the allocations set forth in Article Four may not be altered, and no new material obligation may be imposed on any Partner without such Partner's approval, and (b) the provisions of Section 2.03 may not be altered without the consent of the General Partner;

          (ii)  dissolve the Partnership;

          (iii) remove the General Partner, such removal to be effective upon the date set forth in the resolution adopted by such Consent of the Limited Partners, provided that any such action for removal must also provide for the appointment of a substitute General Partner (such substitute General Partner to be admitted as a general partner immediately prior to the effective date of removal of the General Partner to be removed and such substitute, together with any then remaining general partners, to continue the business of the Partnership without dissolution); provided further, however, that if prior to or within 15 days after such vote either: (A) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without adversely affecting the liability of the Limited Partners under the Act or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect; or (B) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without changing the Partnership's status as a partnership for Federal income tax purposes, or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect, or the IRS shall have issued a ruling to such effect, then such vote shall be void ab initio; or

          (iv) elect a substitute General Partner as provided in Section 6.01 or reconstitute and continue the Partnership as provided in Section 6.05.


     C. For the purposes of Sections 6.05B and 10.02B(iii), counsel shall be deemed to be satisfactory to the Limited Partners if (i) such counsel is not counsel for the General Partner or any Affiliate of the General Partner and (ii) either (a) such counsel shall have been proposed by the General Partner and affirmatively approved within 45 days by Consent of the Limited Partners, (b) such counsel shall have been proposed for such purposes by the holders of 10% or more of the Units held by Limited Partners, or (c) Consent of the Limited Partners to any action pursuant to Sections 6.05B or 10.02B shall have been obtained without the proposal or selection of any counsel. The existence of an opinion of counsel, court judgment, or IRS ruling to the effect described in
Section 6.05B or 10.02B with respect to a particular contemplated action shall not affect the rights of Limited Partners to vote on other future actions or the existence of such rights.


                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS


     Section 11.01.  Appointment of General Partner as Attorney-in-Fact.

     A. Each Limited Partner, including each Substituted Limited Partner, irrevocably constitutes and appoints the General Partner and the President, any Vice President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer of any corporate General Partner as his true and lawful attorney-in-fact with full power and authority in such Limited Partner's name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

          (i) all counterparts of this Agreement, and any amendment or restatement thereof, including all certificates and instruments, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the
     Act) in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

          (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Agreement in accordance with the terms hereof;

          (iii) all documents or instruments which the General Partner deems appropriate to reflect the admission of a Limited Partner (including any Substituted Limited Partner), in accordance with this Agreement, the dissolution of the Partnership (including a certificate of cancellation), sales or transfers of Partnership property, sales or transfers of Partnership Interests, or the initial amount or increase or reduction in amount of any Partner's Capital Contribution or reduction in any Partner's Capital Account in accordance with the terms of this Agreement;

          (iv) any instrument or document requested by the Partnership or any purchaser of the Interest of a Defaulting Limited Partner under the provisions of Section 3.05 of this Agreement;

          (v) all documents, including but not limited to financing statements, necessary or appropriate to perfect and continue the Partnership's security interest in such Limited Partner's Interest; and

          (vi) any instrument, certificate or document to implement the provisions of Section 5.01C(vii).


     B. The appointment by all Limited Partners of the General Partner and the aforesaid officers of any corporate General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units or Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of such Limited Partner's Interest, the forgoing power of attorney of a transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

     Section 11.02.  Amendments.

     A. Subject to the provisions of Section 7.02, each Limited Partner, each Substituted Limited Partner and any successor General Partner, whether or not such Person becomes a signatory hereof shall be deemed, solely by reason of having become a Partner, to have adopted, and to have agreed to be bound by all the provisions of this Agreement. Without limiting the forgoing, each Limited Partner, Substituted Limited Partner and any successor General Partner shall take any action requested by the General Partner (including, without Limitation, executing this Agreement or such other instrument or instruments as the General Partner shall determine) to reflect such Person's adoption of, and agreement to be bound by all the provisions of, this Agreement.

     B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner with the Consent of the Limited Partners; provided, however, that without the Consent of all Partners, this Agreement may not be amended so as to (i) convert the Interest of a Limited Partner into a general partner's Interest; (ii) adversely affect the liability of a Limited Partner; (iii) except for the General Partner's right to assign up to 80% of its interest in allocations and distributions, alter the Interest of a Partner in Net

Profits, Net Losses, or Gain or Loss or distributions of Cash Available for Distribution, Sale Proceeds, or Refinancing Proceeds or reduce the percentage of Partners which is required to consent to any action hereunder; (iv) limit in any manner the liability of the General Partner as provided in Section 3.09; (v) permit the General Partner to take any action prohibited by Section 5.02A; (vi) cause the Partnership to be taxed for Federal income tax purposes as an association taxable as a corporation; or (vii) effect any amendment or modification to this Section 11.02B.

     C. If this Agreement shall be amended to reflect the withdrawal, removal, or bankruptcy of the General Partner or any event described in section 17-402(6), (7), (8), (9) or (10) of the Act where the General Partner shall cease to be a general partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and the General Partner hereby agrees to do so) and by the successor General Partner.

     D. In making any amendments, there shall be prepared and filed for recordation by the General Partner such documents and certificates as shall be required to be prepared and filed, no such filing being required solely by reason of this Agreement, under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified, not less frequently, in the case of a substitution of a Limited Partner, than once each calendar quarter.

     E. The General Partner may, without the Consent of the Limited Partners, make any amendment to this Agreement (i) as is necessary to clarify the provisions thereof so long as such amendment does not adversely affect the rights of the Limited Partners under this Agreement; or (ii) is expressly permitted by Section 5.01C(vii).

     Section 11.03. General Partner Representations and Warranties. The General Partner represents that, except to the extent expressly permitted by
Section 5.06B, the Partnership shall not incur the cost of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified under this Agreement.

     Section 11.04. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

     Section 11.05. Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be subject to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern all aspects of this Agreement, including, without limitation, the limited partnership aspects of this Agreement.

     Section 11.06. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 11.07. Separability of Provisions. Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     Section 11.08. Article and Section Titles. Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     Section 11.09. Short Form Filings. The General Partner shall have authority to sign any short-form Certificate of Limited Partnership or restated or amended Certificate of Limited Partnership meeting the requirement of applicable law which reflects this Agreement, as same may be amended.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              General Partner:

                              MARRIOTT MHP TWO CORPORATION



                              By:/s/ Bruce F. Stemerman
                                 ------------------------------
                                    Bruce F. Stemerman
                                    President


                              Limited Partners:

                    All Limited Partners now and hereafter admitted to the Partnership as limited partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner.


                              MARRIOTT MHP TWO CORPORATION, as
                              Attorney-in-Fact for all the Limited Partners



                              By:/s/ Bruce F. Stemerman
                                 ------------------------------
                                    Bruce F. Stemerman
                                    President

     Solely for the purposes of the obligations contained in Section 5.03B and, in the case of Host Marriott Corporation only, Section 3.05G(iv), the undersigned have executed this Agreement as of the date first above written.

                              HOST MARRIOTT CORPORATION



                              By:/s Christoper G. Townsend
                                 ------------------------------
                              Name: Christoper G. Townsend
                              Title: Senior Vice President


                              MARRIOTT PROPERTIES, INC.



                              By:/s/ Christopher G. Townsend
                                 ------------------------------
                              Name: Christopher G. Townsend
                              Title: Vice President

                                                                       EXHIBIT A
                                                     SECOND AMENDED AND RESTATED
                                                AGREEMENT OF LIMITED PARTNERSHIP


$80,000 PER UNIT                                                         ,1989

_______ UNITS


                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP

                              LIMITED PARTNER NOTE

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), at its offices at 10400 Fernwood Road, Bethesda, Maryland 20817, or at such other place as the holder hereof from time to time shall designate in writing to the undersigned, the principal sum of Eighty Thousand Dollars ($80,000) per unit of limited partnership interest in the Partnership ("Unit") for the number of Units set forth above, without interest, in the following installments per Unit at the following times:

     Due Date                            Amount
     --------                            ------

June 1, 1989....... $17,500 per Unit for the number of Units set forth above
June 1, 1990....... $32,500 per Unit for the number of Units set forth above
June 1, 1991....... $30,000 per Unit for the number of Units set forth above

     In the event the undersigned fails to pay in lawful money of the United States of America any amount which he is required to pay to the Partnership on or before the 20th day following the date when such amount is due and payable, a late payment fee of five percent (5%) of the amount of the overdue payment shall be added to the amount due. If default shall continue beyond 30 days after notice thereof to the undersigned, in addition to the aforesaid late charge, the unpaid portion of such installment shall bear interest from the due date of such installment until paid in full at a rate equal to the lesser of sixteen percent (16%) per annum or the maximum rate permitted by law. In no event may the late charge, if deemed to be interest under law, when added to any interest exceed the rate permitted by law. If the default continues beyond 30 days after notice thereof to the undersigned, the general partner of the Partnership (the "General Partner") shall have the option of accelerating the payment of the entire unpaid balance of this note.

     The undersigned shall have the right to prepay, in whole or in part, at any time, the unpaid principal balance of this note.

     This note may not be modified orally, and shall be governed by, enforced, determined and construed in accordance with the laws of the State of Delaware. The undersigned hereby consents to the non-exclusive jurisdiction and venue of the courts of the State of Delaware and of the United States for the District of Delaware in connection with the collection of this note or any matter relating thereto and hereby irrevocably appoints the General Partner as its agent to receive service of process in the State of Delaware in connection with any such matter.

     In the event of default, the undersigned agrees to pay the costs of collection, including, without limitation, reasonable attorneys' fees and disbursements and court costs.

     The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument, except as set forth in the Partnership Agreement. No failure or delay by the holder of this note in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or course of dealing preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     To secure repayments of the outstanding amounts hereunder, the undersigned has, pursuant to Section 3.05E of the Amended and Restated Agreement of Limited Partnership of the Partnership (the /"/Partnership Agreement"), granted to the Partnership a security interest in all of the undersigned's right, title and interest in the undersigned's limited partnership interest in the Partnership. Reference is made to Sections 3.05E and 3.05F of the Partnership Agreement for the rights of the Partnership (and any other holder of this note) with respect to such security interest and the remedies available with respect thereto in the event of a default under this note. In the event that this note is negotiated, endorsed, assigned, transferred and/or pledged, all references to the Partnership in this note and in the provisions of the Partnership Agreement regarding the rights of the Partnership in connection with the security interest granted thereunder shall apply to the one which receives the Partnership's interest as if that one instead of the Partnership was named as the original payee under this note.

     If any part of this note is determined by any court to be invalid or unenforceable, the remaining portions of this note will remain in effect. Any ambiguity or uncertainty in the note will be construed in favor of the Partnership.

     The terms of this note shall be binding upon and inure to the benefit of the respective successors and assigns of the Partnership and the undersigned.

If Subscriber is an individual:



___________________________     ____________________________________
Print Name of Subscriber        Signature of Subscriber



___________________________     ____________________________________
Print Name of Co-Subscriber      Signature of Co-Subscriber (if any)
(if any)

If Subscriber is a corporation, partnership or trust:



____________________________________________________________________
Print Name of Subscribing Entity



By:________________________       __________________________________
   Print Name of Authorized        Signature of Authorized Officer,
    Officer,
   Partner or Trustee                Partner or Trustee



_______________________________________
Print Title of Authorized Officer



___________________________        ____________________________________
Print Name of Co-Trustee            Signature of Co-Trustee
 (if required by trust instrument)      (if required by trust instrument)